UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Peoples Financial Services Corp.

_______________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

N/A

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Peoples Financial
SERVICES CORP.

Notice of 2026 Annual Meeting and Proxy Statement

New York
Pennsylvania
New Jersey

NASDAQ: PFIS

Better banking.
For everyone.

Peoples Financial
SERVICES CORP.

To Our Shareholders:

You are cordially invited to participate in the 2026 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Friday, May 22, 2026 at 9:00 a.m. Eastern Time. As we have done in recent years, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting can be accessed by visiting www.virtualshareholdermeeting.com/PFIS2026.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of four directors to the Company’s board of directors, each to serve until the 2029 annual meeting of shareholders and until his or her successor has been elected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; a proposal to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the virtual meeting. This will not prevent you from voting at the annual meeting, but will assure that your vote is counted if you do not attend.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either by proxy or by participation in the virtual meeting, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II
Chairman of the Board

Gerard A. Champi
Chief Executive Officer & President

William E. Aubrey II Chairman of the Board Gerard A. Champi Chief Executive Officer & President

Notice of Annual Meeting of Shareholders
to be held May 22, 2026

Notice is hereby given that the 2026 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2026, on Friday, May 22, 2026, at 9:00 a.m. Eastern Time, for the purpose of considering and voting upon the following matters and such other business as may properly come before the meeting.

Proposal	Description	Board Recommendation
Proposal 1	Election of four directors to our board of directors, each to serve until the 2029 annual meeting of shareholders and until his or her successor has been elected and qualified	FOR
Proposal 2	A proposal to approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3	A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	1 YEAR
Proposal 4	A proposal to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares	FOR
Proposal 5	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

Shareholders of record at the close of business on March 2, 2026, are entitled to notice of and to vote at the annual meeting. Whether or not you contemplate participating in the virtual annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares at the virtual annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 22, 2026:

Our proxy statement, annual report to shareholders and form of proxy card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY

Corporate Secretary

April 10, 2026

Proxy Statement for Annual Meeting
of Shareholders to be held on May 22, 2026

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we,” or “Peoples,” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held via live audio webcast at www.virtualshareholdermeeting.com/PFIS2026 at 9:00 a.m. Eastern Time on Friday, May 22, 2026, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

¾	Election of four directors to the Company’s board of directors, each to serve until the 2029 annual meeting of shareholders and until his or her successor has been elected and qualified;
¾	A proposal to approve, on an advisory basis, the compensation of our named executive officers;
¾	A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;
¾	A proposal to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares;
¾	Ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
¾	Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement. Shareholders should carefully read this proxy statement.

The date on which this proxy statement and the enclosed form of proxy are first being sent to the shareholders of the Company is on or about April 10, 2026.

s

	Forward-Looking Statements	2

	Information About Voting	4

	Proposal 1 – Election of Directors	9

	Proposal 2 – To Approve, on an Advisory Basis, the Compensation of our Named Executive Officers	24

	Proposal 3 – To Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	25

	Proposal 4 – To Amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares	26

	Proposal 5 – Ratification of the Appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026	34

	Board of Directors and Committees	36

	Security Ownership of Certain Beneficial Owners and Management	47

	Executive Officers and Compensation	49

	Certain Relationships and Related Transactions	81

	Code of Ethics	82

	Delinquent Section 16(a) Reports	82
g
	Shareholder Proposals	83

	Reports and Other Documents	84

	Appendix A – Peoples Financial Services Corp. 2023 Equity Incentive Plan	A-1

Peoples Financial Services Corp.	1	2026 Proxy Statement

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to risks and uncertainties. These statements are based on assumptions and may describe future plans, strategies and expectations of Peoples Financial Services Corp. and its subsidiaries that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. All statements in this document, other than statements of historical facts, are forward-looking statements.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to:

¾	changes in interest rates, including their effect on our investment values;
¾	impairment charges relating to our investment portfolio;
¾	credit risks in connection with our lending activities;
¾	our exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans;
¾	our ability to maintain an adequate allowance for credit losses;
¾	access to liquidity;
¾	the strength of our customer deposit levels;
¾	unrealized losses;
¾	reliance on our subsidiaries;
¾	accounting procedures, policies and requirements;
¾	changes in the value of goodwill;
¾	our ability to attract and retain key personnel;
¾	the strength of our disclosure controls and procedures and internal controls over financial reporting;
¾	potential for errors, omissions or fraud;
¾	environmental liabilities;
¾	reliance on third-party vendors and service providers;
¾	our ability to compete effectively in our industry and within our market area, including with respect to competition from financial technology companies and non-bank entities;
¾	the development and use of artificial intelligence in business processes, services, and products; our ability to prevent, detect and respond to cybersecurity threats and incidents;
¾	a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments;
¾	our ability to comply with privacy and data protection requirements;
¾	changes in U.S. or regional economic conditions;

Peoples Financial Services Corp.	2	2026 Proxy Statement

¾	the soundness of other financial institutions;
¾	changes in laws and regulations;
¾	fiscal and monetary policies of the federal government and its agencies;
¾	a failure to meet minimum capital requirements;
¾	our ability to realize the anticipated benefits of future acquisitions or a change in control;
¾	our ability to pay dividends; and
¾	additional factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

Peoples Financial Services Corp.	3	2026 Proxy Statement

Information About Voting

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation. Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes: the election of four directors to the Company’s board of directors, each to serve until the 2029 annual meeting of shareholders and until his or her successor has been elected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; a proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; a proposal to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares; the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and such other business as may properly come before the annual meeting. We are not aware of any oother business that may properly come before the annual meeting at the present time.

How do I participate in the annual meeting?

As we have done in recent years, we will be holding a virtual meeting where you will be able to listen to the meeting live, vote on the matters submitted to shareholders and pose questions and make comments. The virtual meeting will be accessed by visiting: www.virtualshareholdermeeting.com/PFIS2026

You are entitled to participate in the annual meeting if you were a registered shareholder of the Company as of the close of business on March 2, 2026, the record date for the annual meeting, or if you hold a valid proxy for the meeting. To be admitted to the virtual annual meeting at www.virtualshareholdermeeting.com/PFIS2026, you must enter the control number found on your proxy card.

We encourage you to access the annual meeting before it begins. Online check-in will start shortly before the meeting on May 22, 2026. If you have difficulty accessing the meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date. The record date for the annual meeting is March 2, 2026. Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting. As of the record date, there were 10,005,688 shares of common stock outstanding and entitled to vote.

Peoples Financial Services Corp.	4	2026 Proxy Statement

How do I vote if shares are held directly in my name?

If you hold your shares in certificate or direct registration system form, and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

Voting Methods	Description
VOTE BY INTERNET

Before the Meeting – Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/PFIS2026. You may attend the virtual annual meeting and vote your shares during the meeting. To attend the annual meeting, you will need the control number included on your proxy card.

VOTE BY PHONE

1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares of the Company’s common stock in “street name” that is through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting. You can only cast your vote at the annual meeting with a legal proxy from your bank, brokerage firm or other nominee.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement; FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers; for 1 YEAR on the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; FOR the proposal to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares; and FOR the ratification of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

If you hold your shares of the Company’s common stock in “street name” that is, through a bank, broker or other nominee, under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Rules applicable to brokers consider uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be non-routine. If you hold your shares in street name, but do not give your bank, broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf. If your bank, broker or other nominee submits a proxy but does not vote your shares on a particular proposal

Peoples Financial Services Corp.	5	2026 Proxy Statement

because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting at the virtual annual meeting and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank, brokerage firm or other nominee holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank, brokerage firm or other nominee is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval. Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast. Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented by participation in the virtual annual meeting or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes. Any shareholder giving a proxy has the right to virtually attend the annual meeting and vote during the annual meeting. A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507 Attn.: Corporate Secretary, and received prior to the annual meeting. In addition, a shareholder may revoke a proxy by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting. A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented by proxy or by participation in the virtual annual meeting. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Our articles of incorporation provide for majority voting in uncontested elections of directors. Under our majority voting standard, each vote cast will be counted either “for” or “against” the nominee’s election as a director. To be elected in an uncontested election, a quorum must be present at the meeting and the number of votes cast by shareholders “for” a nominee’s election must exceed the number of votes cast “against” the nominee’s election. In a contested election, defined as one in which the number of director nominees exceeds the number of directors to be elected, the directors elected at such meeting will be elected by a plurality of the votes cast in such election of directors, provided that a quorum is present. A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, will be elected. Because the election of directors is based on votes cast, abstentions and broker non-votes have no effect on the outcome of the vote. Shareholders are not entitled to cumulative voting in the election of directors.

What happens if a director nominee fails to receive a majority of the votes cast for his or her election?

Pursuant to our corporate governance policy, any incumbent director who is nominated for re-election but does not receive a majority of the votes cast for his or her re-election, is required to tender his or her resignation to the nominating and corporate governance committee and the board for their consideration. The nominating and corporate governance committee will consider such tendered resignation and, within thirty days after

Peoples Financial Services Corp.	6	2026 Proxy Statement

certification of the election results of the shareholders’ meeting at which a director failed to receive the required votes for re-election, will make a recommendation to the board as to the appropriate action, primarily whether to accept or reject such resignation. In determining its recommendation to the board, the nominating and corporate governance committee will consider all factors deemed relevant by the members of the committee including, without limitation, any reason or reasons known to the committee why shareholders voted against the director’s re-election, the qualifications of the director, whether acceptance of the resignation would adversely affect the Company’s ability to comply with applicable stock exchange listing standards, and whether the director’s resignation from the board of directors would generally be in the best interests of the Company and its shareholders. The board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety days after certification of the results of the election in which the director failed to receive the number of votes required. While all the director nominees for election at the 2026 annual meeting are incumbent directors, if any future director nominee is not an incumbent director and fails to receive a majority of the votes cast for his or her election, he or she will not be elected.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against this proposal. Because this proposal is advisory in nature only, a vote for or against approval will not be binding on Peoples.

How many votes are required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. Abstentions and broker non-votes will have the same effect as votes against any frequency. Because this proposal is advisory in nature only, a vote for any frequency will not be binding on Peoples.

How many votes are required to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 Shares?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares. Abstentions and broker non-votes will have the same effect as votes against the proposal.

How many votes are required for the ratification of the appointment of Baker Tilly US, LLP?

As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Peoples Financial Services Corp.	7	2026 Proxy Statement

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present by proxy or by participation in the virtual meeting, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws. Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast. Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast. We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

Peoples Financial Services Corp.	8	2026 Proxy Statement

Proposal 1 – Election of Directors

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors. At the time of our 2026 annual meeting, the number of directors constituting the entire board will be decreased from fifteen to fourteen. Our bylaws also provide that our board of directors is classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office. At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years. Four nominees will be elected to the 2029 class of directors.

It is intended that the proxies solicited by the board of directors will be voted FOR the four director nominees named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors. The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Peoples Financial Services Corp.	9	2026 Proxy Statement

Nominees for Director - Term Expiring In 2029

The board has nominated incumbent directors Sandra L. Bodnyk, Joseph Coccia, Joseph L. DeNaples, Esquire, and Ronald G. Kukuchka for election to the board of directors at the 2026 annual meeting of shareholders, each to serve until the 2029 annual meeting of shareholders and until his or her successor has been elected and qualified. The names of the director nominees and certain information about them are set forth below:

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Ms. Bodnyk has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2020.

Branch Banking and Trust Company (BB&T)

¾
Executive Vice President, Senior Loan Administration Manager, Senior approver and credit manager for PA Mid-Atlantic region as well as West Virginia and Kentucky, from April 2016 through December 2018.

Keystone Nazareth Bank and Trust Company and National Penn Bank

¾
Senior Executive Vice President, Chief Risk Officer and Chief Credit Officer for National Penn Bank the banking subsidiary of National Penn Bancshares, Inc., from January 2013 until its merger with BB&T in April 2016.

Merchants Bank/Fidelity Bank/First Fidelity Bank/First Union National Bank/Wachovia Bank

¾
Senior Vice President, Risk Management Division, various credit roles, five state oversight for more than 20 years.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Ms. Bodnyk serves as Vice Chair of the Board of Trustees of Muhlenberg College.
¾
Ms. Bodnyk serves as a Director of Lehigh Valley Industrial Park.
¾
Ms. Bodnyk has served as Chair the Lehigh Valley Community Foundation, Vice Chair of Good Shepherd Rehabilitation Network, Board member and Treasurer of United Way of the Lehigh Valley, Treasurer of Northeastern Pa Synod of the Evangelical Lutheran Church and has served as board member for various regional nonprofit institutions.

QUALIFICATIONS:

¾
The board of directors determined that Ms. Bodnyk is qualified to serve as a director of the Company and the Bank as a result of her extensive background in commercial banking, including her experience with commercial lending and enterprise risk management, and oversight of regulatory compliance and technology and information security.

Sandra L. Bodnyk Age: 74 Director Since: 2020 Committee Assignments: ¾ Audit ¾ Compensation ¾ Enterprise Risk Management

Peoples Financial Services Corp.	10	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Coccia was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. Coccia served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since 1998.

Coccia Ford, Inc.

¾
President of Coccia Ford, Inc (doing business as Coccia Ford Lincoln), a car dealership in Wilkes-Barre, Pennsylvania.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Member of the Board of Directors of AllOne Charities and NEPA Highmark’s Advisory Board
¾
Served on the Lincoln Mercury Dealer Association Board

QUALIFICATIONS:

¾
Mr. Coccia’s strong business background and knowledge of owning and operating a large local business, his broad community involvement, and his service as a director of FNCB Bancorp, Inc. and FNCB Bank since 1998 qualify him to serve as a director of the Company and the Bank.

JOSEPH COCCIA Age: 72 Director Since: 2024 Committee Assignments: ¾ Enterprise Risk Management

Peoples Financial Services Corp.	11	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

¾
Peoples Financial Services Corp. and Peoples Security Bank and Trust Company
¾
Mr. DeNaples was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. DeNaples served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since 2017.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Mr. DeNaples is a partner at the law firm of Cipriani & Werner, PC and is Director of Risk Management for Mount Airy Casino Resort. He focuses his law practice in banking, commercial, real estate, gaming, corporate, secured transactions and bankruptcy law.
¾
Mr. DeNaples also serves as Solicitor for both the Lackawanna County Sheriff’s Office and the County of Lackawanna Transit System Authority.
¾
Mr. DeNaples is a member of the Lackawanna County Bar Association and is admitted to practice in Pennsylvania as well as the United States District Court for the Middle District of Pennsylvania and the United States Bankruptcy Court for the Middle District of Pennsylvania.
¾
Mr. DeNaples serves on the Boards of Northeastern Pennsylvania Council Scouting America and the Saint Francis of Assisi Kitchen.

QUALIFICATIONS:

¾
Mr. DeNaples received his Juris Doctorate degree from the Villanova University Charles Widger School of Law. Mr. DeNaples extensive business and legal background, and community and charitable involvement qualify him to serve as a director of the Company and the Bank. Mr. DeNaples is the nephew of director and Vice Chairman of the board of directors, Louis A. DeNaples, Sr.

JOSEPH L. DENAPLES, ESQUIRE Age: 47 Director Since: 2024 Committee Assignments: ¾ Compensation ¾ Enterprise Risk Management ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	12	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Kukuchka has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007.

Ace Robbins, Inc.

¾
Mr. Kukuchka served as the President of Ace Robbins, Inc. from 1982 until June 2025.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Mr. Kukuchka served as a Director for the Pennsylvania Petroleum Association.
¾
Mr. Kukuchka serves as a Director of the Tunkhannock Fireman’s Relief Association.
¾
Mr. Kukuchka serves as a trustee of the Roy Piper Charitable Trust.

QUALIFICATIONS:

¾
The board of directors has determined that Mr. Kukuchka is qualified to serve as a director of the Company and the Bank due to his leadership skills gained from owning a successful petroleum company in our market area for over 42 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

RONALD G. KUKUCHKA Age: 72 Director Since: 2007 Committee Assignments: ¾ Audit ¾ Compensation ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	13	2026 Proxy Statement

Continuing Directors

The names of our directors whose current terms will continue after the 2026 annual meeting of shareholders and certain information about them follow.

Term Expiring In 2027

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Conaboy was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. Conaboy served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since October 2022.

Allied Services Integrated Health System

¾
Mr. Conaboy currently serves as President and Chief Executive Officer of Allied Services Integrated Health System and has served in this role since 2009.
¾
Prior to serving as President and Chief Executive Officer of Allied Services Integrated Health System between 1992 and 2008. Mr. Conaboy served in various capacities including Senior Vice President and General Counsel, Chief Corporate Compliance Officer and Chief Operations Officer.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Mr. Conaboy presently serves as a member of the Board of Directors of The Scranton Area Foundation, as well as a member of the Board of Directors of the Northeast Regional Cancer Institution. He formerly served as Chair of the Board of Trustees of Lackawanna College.

QUALIFICATIONS:

¾
Mr. Conaboy’s strong business leadership background and extensive community and charitable involvement qualify him to serve as a director of the Company and the Bank.

WILLIAM P. CONABOY, ESQUIRE Age: 68 Director Since: 2024 Committee Assignments: ¾ Audit ¾ Compensation ¾ Enterprise Risk Management

Peoples Financial Services Corp.	14	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Ms. Lambert was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Ms. Lambert served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since 2017.

McCarthy Tire Service Company

¾
Ms. Lambert is an owner of McCarthy Tire Service Company and Subsidiaries where she serves as Chief Financial Officer and Corporate Secretary.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Ms. Lambert serves as a Board Member for Tenor Health Foundation and Vice Chairperson of the Board of King’s College, and Board Member of the Beatrice Eck Foundation.
¾
Ms. Lambert is a member of the Executive Committee and past Chairman of the Board of Northeast Sight Services, past Board Member of the Greater Wilkes-Barre Chamber of Business and Industry, and current member of the Scranton Diocesan Financial Council.
¾
Ms. Lambert is also actively involved in fundraising activities for numerous non-profit organizations, including the United Way, American Heart Association, St. Vincent DePaul Soup Kitchen, King’s College, the Catholic Youth Center, Holy Redeemer High School, John Heinz Rehab, Big Brothers/Big Sisters and Volunteers in Medicine.

QUALIFICATIONS:

¾
Ms. Lambert, a licensed Certified Public Accountant and a graduate of King’s College, is a past recipient of the Athena Award and Top 25 Businesswomen in Northeastern Pennsylvania Award Ms. Lambert’s extensive business background and community and charitable involvement qualify her to serve as a director of the Company and the Bank.

KATHLEEN MCCARTHY LAMBERT, CPA Age: 64 Director Since: 2024 Committee Assignments: ¾ Audit ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	15	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Lochen has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003.

Lochen & Chase PC

¾
Mr. Lochen has been a Certified Public Accountant with the firm of Lochen & Chase PC since 2003.
¾
In January 2023, Lochen & Chase PC merged with McGrail Merkel and Quinn PC and into MMQ PC.

Peoples Financial Services Corp. and Peoples National Bank

¾
In May 2006, Mr. Lochen was appointed as President of Peoples Financial Services Corp. and its banking subsidiary (then known as Peoples National Bank) and served as President and Chief Executive Officer from January 2007 until November 2009.

QUALIFICATIONS:

¾
The board of directors has determined that Mr. Lochen is qualified to serve as a director of the Company and the Bank due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the Securities and Exchange Commission.
¾
Mr. Lochen also brings executive leadership experience and understanding of the operations of Peoples gained from his past service as an officer of Peoples Financial Services Corp. and its banking subsidiary.

RICHARD S. LOCHEN, JR., CPA Age: 62 Director Since: 2003 Committee Assignments: ¾ Audit ¾ Compensation ¾ Enterprise Risk Management ¾ Executive ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	16	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Melone was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. Melone served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since 2011.

Albert B. Melone Company

¾
Mr. Melone is a Partner with the Albert B. Melone Company Certified Public Accountants, a provider of accounting, tax and consulting services throughout the Northeastern Pennsylvania region.
¾
Mr. Melone, who has been with his firm since 1981, participates in the firm’s Tax Preparation and Advisory Services as well as it’s Small Business Advisory and Consulting Services.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Mr. Melone has extensive experience in the financial management of public-school districts operating in the Commonwealth of Pennsylvania. Mr. Melone is also a shareholder of Pro-Data Processing, Inc.
¾
Mr. Melone is an active member of several professional, business and community organizations including the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and the Allied Services Board, an integrated health system, specifically serving as Chairman of the Allied Institute of Rehabilitation Medicine and the John Heinz Institute of Rehabilitation Medicine, and as Vice Chairman of the Allied Services Foundation.

QUALIFICATIONS:

¾
Mr. Melone’s community involvement, extensive business and accounting experience and service as a director of FNCB Bancorp, Inc. and FNCB Bank qualify him to serve as a director of the Company and the Bank.

THOMAS J. MELONE, CPA Age: 68 Director Since: 2024 Committee Assignments: ¾ Audit ¾ Compensation ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	17	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Nicholas has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2013 in connection with the consummation of our merger with Penseco Financial Services Corporation in November 2013.
¾
Prior to that, Mr. Nicholas served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company from 1981 through 2013.

D. G. Nicholas Company

¾
Mr. Nicholas served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, from 1990 until 2022.
¾
Since 2022, Mr. Nicholas is the President of DG Nicholas, a real estate company located in Scranton, Pennsylvania.

QUALIFICATIONS:

¾
The board of directors has concluded that Mr. Nicholas is qualified to serve as a director of the Company and the Bank as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Penn Security Bank and Trust Company.

JAMES B. NICHOLAS Age: 74 Director Since: 2013 Committee Assignments: ¾ Audit ¾ Compensation ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	18	2026 Proxy Statement

Term Expiring In 2028

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Aubrey has been a director and Chairman of the Board of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006.

Gertrude Hawk Chocolates

¾
Mr. Aubrey served as President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA from 2003 to 2019.
¾
Mr. Aubrey served as Chief Executive Officer and President of Alternative Investments at Gertrude Hawk Holdings from 2020 to 2023, and remains an advisor to Gertrude Hawk Holdings.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Mr. Aubrey serves as a Board Member for Schlotterbeck & Foss located in Portland, ME.
¾
Mr. Aubrey serves as a Board Member for Gertude Hawk Chocolates located in Dunmore, PA.
¾
Mr. Aubrey served as a Board Member for United Gilsonite Laboratories located in Scranton, PA.
¾
Mr. Aubrey also served as a Board Member for Rustic Crust located in Pittsfield, NH.
¾
In addition, Mr. Aubrey served on many community boards including past Chairman of Geisinger-CMC Hospital, Keystone College, Holy Cross School System, Everhart Museum and the Waverly Community House. Mr. Aubrey holds an MBA and CPA.

QUALIFICATIONS:

¾
The board of directors has determined that Mr. Aubrey is qualified to serve as director and Chairman of the Board of the Company and the Bank due to his executive management experience gained by serving as a chief executive.

WILLIAM E. AUBREY Age: 63 Director Since: 2006 Committee Assignments: ¾ Compensation ¾ Executive ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	19	2026 Proxy Statement

¾

¾
FNCB merger, Mr. DeNaples served on the boards of directors of FNCB and FNCB Bank since 2017

CIPRIANI & WERNER, PC Mr. DeNaples is a partner at the law firm of Cipriani & Werner, PC.MOUNT AIRY CASINO RESORT

¾

¾

¾
Lackawanna County Bar Association
¾
Council Scouting America
¾
Assisi Kitchen

¾
DeNaples’ extensive business and legal background, community and charitable involvement, and association with FNCB Bank for many years qualify him to serve as a director of the Company and the Bank. Mr. DeNaples is the nephew of director and Vice Chairman of the Directors, Louis A. DeNaples

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Bracey was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. Bracey served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since 2014.

ShopRite Supermarkets

Mr. Bracey owns and operates three ShopRite Supermarkets, one in Daleville, Pennsylvania, one in Moosic, Pennsylvania and one in Mount Pocono, Pennsylvania, as well as several retail businesses including two Ace Hardware Stores, one in Daleville, Pennsylvania and one in Moosic, Pennsylvania, one Hallmark Gold Crown Store, and Plociniak Fuel Services.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Chairman of the Pennsylvania Food Merchants
¾
Past board member and Chairman of Affiliated Foods
¾
Past board member and Co-Chairman of Associated Wholesale
¾
Past board member of Scranton Preparatory School

QUALIFICATIONS:

¾
Mr. Bracey’s over 40 years of entrepreneurial and corporate management experience, strong network of community relationships and partnerships, and significant knowledge of the retail business climate in the region qualify Mr. Bracey to serve as a director of the Company and the Bank.

WILLIAM G. BRACEY Age: 71 Director Since: 2024 Committee Assignments: ¾ Audit ¾ Compensation

Peoples Financial Services Corp.	20	2026 Proxy Statement

¾

¾
FNCB merger, Mr. DeNaples served on the boards of directors of FNCB and FNCB Bank since 2017

CIPRIANI & WERNER, PC Mr. DeNaples is a partner at the law firm of Cipriani & Werner, PC.MOUNT AIRY CASINO RESORT

¾

¾

¾
Lackawanna County Bar Association
¾
Council Scouting America
¾
Assisi Kitchen

¾
DeNaples’ extensive business and legal background, community and charitable involvement, and association with FNCB Bank for many years qualify him to serve as a director of the Company and the Bank. Mr. DeNaples is the nephew of director and Vice Chairman of the Directors, Louis A. DeNaples

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. DeNaples was appointed as a director and Vice Chairman of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. DeNaples served on the boards of directors of FNCB Bank since 1972 and served as Chairman of the Board of Directors of FNCB Bancorp, Inc. from 1998 until February 2008. In 2013, Mr. DeNaples returned FNCB Bank’s Board on December 23, 2013. Mr. DeNaples was re-elected to FNCB Bancorp, Inc.’s Board of Directors on May 21, 2014 and was appointed Chairman of the Boards of FNCB Bancorp, Inc. and FNCB Bank on May 15, 2019.

DeNaples Auto Parts, Inc.

¾
Mr. DeNaples is the President of DeNaples Auto Parts, Inc., the President of Keystone Landfill Inc., and Vice-President of Rail Realty, Inc., each of which he co-owns with his brother, Dominick L. DeNaples.

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Board member of AllOne Charities
¾
Board member of AllOne Health Resources
¾
Board member of Allied Services Foundation
¾
Chairman of the Community Advisory Board for Geisinger Commonwealth School of Medicine
¾
Board member of NEPA Highmark’s Advisory Board
¾
Past Chairman of the University of Scranton Board of Trustees

QUALIFICATIONS:

¾
Mr. DeNaples’ extensive business knowledge, community and charitable involvement, and association with FNCB Bancorp, Inc. and FNCB Bank for many years qualify him to serve as a director and Vice-Chairman of the Company and the Bank. Mr. DeNaples is the uncle of director, and director nominee, Joseph L. DeNaples, Esquire.

LOUIS A.DENAPLES, SR. Age: 85 Director Since: 2024 Committee Assignments: ¾ Executive

Peoples Financial Services Corp.	21	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Eckel was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement.

FNCB Bancorp, Inc. and FNCB Bank

¾
Prior to the FNCB merger, Mr. Eckel served on the boards of directors of FNCB Bancorp, Inc. and FNCB Bank since 2014.

Fred W. Eckel and Sons and Eckel Farms, Inc.

¾
Mr. Eckel is the sole owner and Chief Executive Officer of Fred W. Eckel and Sons and President of Eckel Farms, Inc

CURRENT OR FORMER BOARD DIRECTORSHIPS:

¾
Mr. Eckel is an Emeritus Trustee of The Pennsylvania State University and previously served as the chair of the Trustees of Countryside Community Church
¾
Mr. Eckel formerly served as Board member and Chairman of Nationwide Mutual Insurance Company, a Fortune 100 insurance provider, and Allied Group, Inc., a subsidiary of Nationwide Mutual Insurance Company
¾
Mr. Eckel previously served as a Board Member of the International Food and Agricultural Development Organization, which advises the United States Agency for International Development on agricultural priorities and issues
¾
Mr. Eckel is a former President of the Pennsylvania Farm Bureau, a former Board Member of the American Farm Bureau and its Executive Committee.
¾
Mr. Eckel also served as Chairman of Gartmore Global Asset Management Trust.

QUALIFICATIONS:

¾
Mr. Eckel’s strong business background, extensive knowledge in the insurance and agribusiness industry, as well as his community and charitable involvement qualify him to serve as a director of the Company and the Bank.

Keith W. Eckel Age: 79 Director Since: 2024 Committee Assignments: ¾ Audit ¾ Executive ¾ Nominating and Corporate Governance

Peoples Financial Services Corp.	22	2026 Proxy Statement

PROFESSIONAL EXPERIENCE:

Peoples Financial Services Corp. and Peoples Security Bank and Trust Company

¾
Mr. Wright has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009.

Wright, Reihner & Mulcahey

¾
Mr. Wright has been a partner with the law firm of Wright, Reihner & Mulcahey (formerly Wright & Reihner PC) since 1980.

QUALIFICATIONS:

¾
Mr. Wright is qualified to serve as a director of the Company and the Bank due to his experience and knowledge gained as a practicing attorney for over forty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

JOSEPH T. WRIGHT, JR., ESQUIRE Age: 70 Director Since: 2009 Committee Assignments: ¾ Compensation ¾ Enterprise Risk Management ¾ Executive ¾ Nominating and Corporate Governance

Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of its nominees to the board of directors of the Company to serve until the 2029 Annual Meeting of Shareholders and until his or her successor has been elected and qualified.

Peoples Financial Services Corp.	23	2026 Proxy Statement

Proposal 2 – To Approve, on an Advisory Basis, the Compensation of our Named Executive Officers

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. We are currently soliciting this advisory vote on an annual basis.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2025 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

The Board of Directors unanimously recommends a vote FOR the proposal to approve, on an advisory basis, the compensation of our Named Executive Officers by the adoption of the foregoing resolution.

Peoples Financial Services Corp.	24	2026 Proxy Statement

Proposal 3 – To Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

As required pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers. In particular, we are asking whether future advisory votes on the compensation of our named executive officers should occur every one year, two years or three years. This proposal gives our shareholders the opportunity to express their views on how often we should seek shareholder input on the compensation of our named executive officers. We currently solicit the advisory vote on the compensation of our named executive officers every one year.

After considering this agenda item, our board of directors has determined that an advisory vote on the compensation of our named executive officers every one year is the most appropriate alternative for the Company. The board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the board believes that shareholder sentiment should be a factor that is taken into consideration by the board and the compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We have endeavored to structure the executive compensation program to provide a reasonable balance between both long-term and short-term performance goals that is closely aligned with our strategic plan for building a stronger and more customer-focused financial organization over time.

We understand that our shareholders may have different views as to what is the best approach for us, and we look forward to hearing from our shareholders on this agenda item every year. Accordingly, our board of directors recommends that future advisory votes on the compensation of our named executive officers be held every one year.

If any frequency option – every one year, two years or three years – receives the affirmative vote of the holders of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, that frequency will be the one approved by shareholders on an advisory basis. Even though the vote is advisory and therefore will not be binding on us, the board of directors and compensation committee value the opinions of our shareholders and will carefully consider our shareholders’ vote. Nonetheless, the board may decide in the future that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by, or which receives the highest number of votes cast by, our shareholders.

Recommendation

The Board of Directors unanimously recommends a vote that future advisory votes on the compensation of our Named Executive Officers be held every 1 YEAR.

Peoples Financial Services Corp.	25	2026 Proxy Statement

Proposal 4 – To Amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to Increase the Number of Shares that may be issued under the Plan to 300,000 Shares

At its meeting held on January 30, 2026, the board of directors adopted a resolution approving an amendment to the Peoples Financial Services Corp. 2023 Equity Incentive Plan (the “Plan”) and directing that the amendment (the “Plan Amendment”) be submitted to the shareholders for their approval at the annual meeting of shareholders.

The Company previously established the Plan to: (a) enable the Company and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

Our board of directors has determined that it is advisable and in the best interests of the Company to amend the Plan pursuant to Section 11 thereof to increase the total number of shares of the Company’s common stock that may be issued in respect of Awards (as defined in the Plan) under the Plan.

Subject to and effective as of the date of approval by the Company’s shareholders at its 2026 annual meeting of shareholders, Section 3(a) of the Plan will be amended by deleting the existing Section 3(a) in its entirety and substituting the following new Section 3(a) in lieu thereof:

Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the maximum number of Shares that may be issued in respect of Awards under the Plan is 300,000 Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. Subject to adjustment as provided in Section 3(c), the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 300,000.

Except for the amendment to Section 3(a), the Plan shall remain in full force and effect.

Summary of Plan Provisions

The principal provisions of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan document, a copy of which is attached as Appendix A and has been filed with the SEC with this proxy statement. To the extent the description below differs from the text of the Plan, the text of the Plan will control.

Administration

The Plan vests broad powers in a committee to administer and interpret the Plan. Our board has designated the compensation committee to administer the Plan. Except when limited by the terms of the Plan, the compensation committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the compensation committee may delegate all or part of its authority and duties

Peoples Financial Services Corp.	26	2026 Proxy Statement

with respect to granting awards to one or more individuals, subject to certain limitations and provided applicable law so permits.

The board of directors may amend, alter or discontinue the Plan and the compensation committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the Plan or modifying the classes of participants eligible to receive awards under the Plan will require ratification by our shareholders in accordance with applicable law.

Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the Plan and may be selected by the compensation committee to receive an award. However, in accordance with applicable tax rules, only our employees (and the employees of our parent or subsidiary corporations) are eligible to be granted incentive stock options.

As of March 23, 2026, there were approximately 596 employees, directors, consultants and other service providers who are eligible to participate in the Plan.

Vesting

The compensation committee determines the vesting conditions for awards. A time-based condition requires that the participant be employed or otherwise in the service of the Company or our affiliates for a certain amount of time in order for the award to vest. A performance-based condition requires that certain performance criteria be achieved in order for the award to vest. Awards may also vest in connection with a participant’s termination of employment or in connection with a Change in Control (as described and defined below).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of our common stock (referred to in this proposal as “common stock” or “shares”) that may be issued under the Plan is the sum of: (i) 120,000 shares, plus (ii) up to 31,696 additional shares underlying awards outstanding under the Prior Plan that expire, terminate are canceled or forfeited without issuance to the holder thereof of the full number of shares to which the award related. If the Plan Amendment is approved by the Company’s shareholders, the maximum number of shares of common stock authorized for issuance under the Plan will be 300,000 (including shares that have already been issued under the Plan), subject to certain adjustments as permitted by the Plan.

If any award granted under the Plan or Prior Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the Plan. Any shares that are withheld for the payment of taxes or in satisfaction of the exercise price of an option award, and any shares that are not delivered upon exercise or settlement of a stock appreciation right, will not again become available for grant under the Plan.

Any shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by the Company or a subsidiary, or with which the Company or a subsidiary combine, will not reduce the Share Pool.

The maximum aggregate number of shares under the Plan that may be issued in respect of incentive stock options is equal to 151,696. If the Plan Amendment is approved by the Company’s shareholders, the maximum aggregate number of shares under the Plan that may be issued in respect of incentive stock options will be 300,000.

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate

Peoples Financial Services Corp.	27	2026 Proxy Statement

event or transaction that affects our common stock, the compensation committee shall make appropriate adjustments in the number and kind of shares authorized by the Plan and covered under outstanding awards as it determines appropriate and equitable. Shares of our common stock subject to awards that expire unexercised or are otherwise forfeited shall again be available for awards under the Plan.

The market value of a share of our common stock as of March 23, 2026 was $52.76.

Types of Awards

The 2023 Plan provides for the grant of the following equity-based and cash-based incentive awards to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) other cash or stock-based awards.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option (“ISO”), may only be granted to an employee of ours or our eligible affiliates. The compensation committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% shareholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The compensation committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised or through means of “net settlement”, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% shareholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. This award is intended to mirror the benefit the participant would have received if the compensation committee had granted the participant an option. The maximum term of a stock appreciation right shall be determined by the compensation committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the compensation committee’s discretion.

Unless otherwise provided in an award agreement or determined by the compensation committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause (as defined in the Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. If the participant’s employment terminates for any other reason, any vested but unexercised options and stock appreciation rights may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the compensation committee at or after grant) or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless

Peoples Financial Services Corp.	28	2026 Proxy Statement

otherwise provided by the compensation committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which may or may not be subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the award agreement. If the specified conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock. However, unless otherwise provided by the applicable award agreement or the compensation committee, all dividends will remain subject to restriction until the stock with respect to which the dividend was issued lapses. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units. RSUs are granted in reference to a specified number of shares of common stock and entitle the holder to receive, on the achievement of specific performance goals established by the compensation committee, after a period of continued service, or any combination of the above as set forth in the applicable award agreement, an amount equal to the fair market value of one share of common stock (at the time of distribution) for each such share of common stock covered by the RSU, which may be settled in shares of common stock, cash, or a combination of both, at the discretion of the compensation committee. Unless otherwise provided in an award agreement or determined by the compensation committee, upon termination a participant will forfeit all RSUs that then remain subject to forfeiture.

Cash and Other Stock-Based Awards. Cash and other stock-based awards (including awards to receive unrestricted shares of our common stock) may be granted to participants. The compensation committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions.

Change in Control

In the event of a change in control (as defined in the Plan), the compensation committee may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all common stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right; (vii) take such other action as the compensation committee shall determine to be reasonable under the circumstances; and/or (viii) in the case of any award subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such award shall vest and be distributed only in accordance with the terms of the applicable award agreement and the compensation committee shall only be

Peoples Financial Services Corp.	29	2026 Proxy Statement

permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

Repricing

Neither the board of directors nor the compensation committee may, without obtaining prior approval of our shareholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise per share; (ii) cancel outstanding options or stock appreciation rights under the Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan.

Federal Tax Consequences

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change. Generally, all amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code. Under Section 162(m), the Company cannot deduct compensation paid to certain covered employees in excess of $1 million per year.

Nonqualified Stock Options. A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in shares of common stock received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Incentive Stock Options. A participant recognizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Stock Appreciation Rights. A participant recognizes no taxable income when a stock appreciate right is granted or vests as long as the grant price is at least equal to the fair market value of our common stock on the date of

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grant and the stock appreciation right has no additional deferral feature. Upon the exercise of a stock appreciate right, a participant will recognize ordinary income equal to the excess of the fair market value of the shares of common stock underlying the stock appreciate right over the grant price of the stock appreciate right. A participant’s tax basis in shares of common stock received upon exercise of a stock appreciate right will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a stock appreciate right, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Restricted Stock. If a participant receives shares of restricted stock under the Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. When the forfeiture conditions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the shares), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in shares with respect to which a Section 83(b) election is made will generally be equal to the income recognized at grant, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Restricted Stock Units. When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income.

Other Stock-Based Awards. The taxation of other stock-based awards will depend upon the design of such awards.

Miscellaneous

The compensation committee may impose restrictions on the grant, exercise or payment of an award as it determines appropriate. Generally, awards granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a shareholder with respect to shares covered by options or RSUs, unless and until such awards are settled in shares of common stock. No option shall be exercisable, no shares of common stock shall be issued, no certificates for shares of common stock shall be delivered and no payment shall be made under the Plan except in compliance with all applicable laws. The awards will be subject to our recoupment policy, stock ownership policy, securities trading, anti-hedging and other similar policies, as in effect from time to time. Awards under the Plan will be subject to withholding for applicable taxes, to the extent required by law, and the compensation committee may authorize the withholding of shares subject to an award to satisfy required tax withholding. Awards under the Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and will be interpreted accordingly.

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However, the Company does not guaranty any particular tax treatment for any award under the Plan. The Plan will expire ten years after it became effective.

New Plan Benefits

The future awards that participants may receive under the Plan are discretionary, and therefore, not determinable at this time. In 2025, as discussed in more detail in “Compensation Discussion and Analysis,” our compensation committee approved a mix of long-term equity incentives for our named executive officers and certain other officers, which are targeted at an amount equal to 10 to 35 percent of their base salary. Fifty percent of such incentives consisted of performance-vested restricted stock units (PRSUs) and fifty percent consisted of time-vested restricted stock units (RSUs). As of March 23, 2026, there were only12,649 shares available for award under the Plan, which number was insufficient to make 2026 awards consistent with 2025 or prior years. If our shareholders approve the Plan Amendment, we anticipate that our compensation committee would approve 2026 awards consistent with the 2025 awards. Such awards would be sized based on the closing price of our stock, and, therefore, are not determinable at this time.

In addition, as discussed in more detail in “Director Compensation,” our non-employee directors received an annual stock award having a target value of $15,000, based on the average closing price of our common stock during the preceding December. If our shareholders approve the Plan Amendment, we anticipate that this element of director compensation will be continued in 2027.

Equity Compensation Plan Information

The table below sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2025.

Number of Shares
Remaining Available
for Future Issuance
	Number of securities				Under Equity
	to be issued upon		Weighted-average		Compensation Plans
	exercise of		exercise price of		(Excluding
	outstanding options,		outstanding options,		Securities Reflected
Plan Category	warrants and rights		warrants and rights		in First Column)
Equity compensation plans approved by security holders:(1)	58,024	(2)	N/A	(3)	17,104 (4)
Equity compensation plans not approved by security holders: None	—		N/A		—
Total	58,024	(2)	N/A		17,104 (4)
(1)	These plans are the Company’s 2023 Equity Incentive Plan and 2017 Equity Incentive Plan, as well as the FNCB Bancorp, Inc. 2023 Equity Incentive Plan, the outstanding awards under which were assumed by the Company in the FNCB merger. The 2023 Equity Incentive Plan replaced the 2017 Equity Incentive Plan and no further awards will be made under the 2017 Equity Incentive Plan or the FNCB Bancorp, Inc. 2023 Equity Incentive Plan.
(2)	Represents shares that may be issued under awards of time-vested and performance-vested restricted stock units if specified vesting criteria are met. Assumes shares issued upon vesting of restricted stock units vest at the maximum number of shares that may be earned.
(3)	The weighted average exercise price does not apply to the restricted stock units.
(4)	Includes 17,104 shares available for future issuance under the Company’s 2023 Equity Incentive Plan. If and to the extent that an award outstanding under the 2017 Equity Incentive Plan terminates, expires, is canceled or is forfeited for any reason, the shares associated with that award will become available for issuance under the 2023 Equity Incentive Plan.

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Recommendation

The Board of Directors unanimously recommends a vote FOR the proposal to Amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to increase the number of shares that may be issued under the Plan to 300,000 shares

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Proposal 5 – Ratification of the Appointment of Baker Tilly US, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

The Audit Committee of the Board has concluded that the continued retention of Baker Tilly US, LLP or “Baker Tilly,” is in the best interests of the Company and its shareholders. As such, the audit committee of our board of directors has appointed Baker Tilly to serve as our independent registered public accounting firm for the year ending December 31, 2026.

The audit committee has determined to afford our shareholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the shareholders this proposal to ratify the appointment of Baker Tilly. Baker Tilly has served as our independent registered public accounting firm since 2017, including for the fiscal years ended December 31, 2025 and 2024. Representatives of the firm are expected to participate in the virtual annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed or expected to be billed to us by our principal independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Fee Category
Audit Fees(1)	$895,000	$1,215,600
Audit-Related Fees(2)	45,000	46,800
Tax Fees(3)	—	71,120
All Other Fees	—	—
Total Fees	$940,000	$1,333,520
(1)

Audit fees were for professional services rendered and related out-of-pocket expenses for the (i) audits of the Company’s consolidated financial statements and its internal controls over financial reporting (ii) quarterly reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements and (iv) other services that generally only the principal accountant can provide. These services included fees for the audit of the merger with FNCB Bancorp, Inc. in 2024 and consents in connection with registration statements filed by the Company with the SEC in 2024 and 2025.

(2)	Audit-related fees were for professional services rendered and related out-of-pocket expenses for audits of the Company’s employee benefit plans.
(3)

Tax Fees consist of fees billed for professional services rendered for tax filings, tax compliance and consultation services and certain tax planning advisory services for FNCB Bancorp, Inc., with which the Company merged in 2024.

Our audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by our independent registered public accounting firm. The policy requires that all services to be performed by Baker Tilly, including audit services, audit-related services and permitted non-audit services, be performed either pursuant to detailed pre-approval policies and

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procedures established by the committee as to the services to be performed, or upon presentation to and pre-approval by the committee. The audit committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to each specific engagement. The audit committee does not delegate pre-approval authority to any one or more of its members. In no case is pre-approval waived for audit services. In 2025 and 2024, all audit services provided by Baker Tilly US, LLP were pre-approved by the audit committee.

The pre-approval of non-audit service is subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit. The audit committee pre-approved all non-audit services performed by Baker Tilly during 2025 and 2024.

We are asking our shareholders to ratify the appointment of Baker Tilly as our independent registered public accountants. As long as a quorum is present, the affirmative vote of the holders, present by participation in the virtual meeting or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If the Company’s shareholders do not ratify the appointment of Baker Tilly, the audit committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the audit committee may in the future replace Baker Tilly as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

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Board of Directors and Committees

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC. Accordingly, our board evaluated the independence of each director and director nominee under Nasdaq listing standards. During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Sandra L. Bodnyk, William G. Bracey, Joseph Coccia, William P. Conaboy, Esq., Joseph L. DeNaples, Esq., Louis A. DeNaples, Sr., Keith  W.  Eckel, Ronald G. Kukuchka, Kathleen McCarthy Lambert, CPA, Richard S. Lochen, Jr., CPA, Thomas J. Melone, CPA, James B. Nicholas, Elisa Zúñiga Ramirez and Joseph T. Wright, Jr., Esq. are independent under Nasdaq listing standards. In addition, the board determined that each member of our audit, and compensation committees is independent in accordance with the additional independence criteria applicable to such committee members under Nasdaq listing standards.

In determining the independence of our independent directors, we considered loan transactions, as more particularly described in the section, “Certain Relationships and Related Transactions” below, deposits with Peoples Security Bank and Trust Company, certain lease agreements and certain arm’s-length purchases of products from companies at which some of our directors or their immediate family members were officers or employees. The board determined that none of these relationships impaired the independence of the independent directors.

Board Meetings

During 2025, the board of directors held thirteen meetings. Each of our directors attended at least 75 percent of the aggregate number of meetings held by the board of directors and the committees on which he or she served during the period of his or her service.

We have no formal policy with respect to director attendance at our annual meeting of shareholders. All of our then-serving directors attended our 2025 annual meeting of shareholders.

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Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board and chief executive officer allows the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management. The chief executive officer oversees the strategic direction of the Company, focusing on continued innovation and financial performance.

Chairman of the Board* William E. Aubrey II	Chief Executive Officer and President Gerard A. Champi
Provides advice to and independent oversight of management	Oversees the strategic direction of the Company, focusing on continued innovation and financial performance

* Louis A. DeNaples, Sr. serves as Vice Chairman of the Board

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, cybersecurity risk, strategic risk, legal risk and reputational risk. Management, including our Chief Risk Officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors. In January 2026, our board of directors designated a new Enterprise Risk Management Committee to enhance the board’s risk management.

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Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.
Enterprise Risk Management Committee

Ensuring management has established an enterprise-wide risk management program designed to identify and mitigate significant risks, and providing oversight and guidance to management of the Bank on the Company’s risk appetite.

Executive Committee	Ensuring urgent matters are provided timely action, if necessary, between regular board meetings.
Nominating and Corporate Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.

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Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company. The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking. Further, banking regulators expect us to maintain incentive compensation practices that are consistent with our safety and soundness as a banking organization. Compensation arrangements are expected to provide employees with incentives that appropriately balance risk and reward, are compatible with effective controls and risk-management, and are supported by strong corporate governance, including active and effective oversight by our board of directors. A long-standing example of how our compensation programs protect against imprudent risk taking is the clawback provision included in the Peoples Cash Incentive Plan. In addition, since January 2017, we have maintained a compensation recoupment policy, which applies to all executive officers who receive cash or equity incentive awards, and in 2023, we adopted the Dodd-Frank Clawback Policy (the “Clawback Policy”) to adhere to the listing standards of Nasdaq and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board. During 2025, the board maintained standing audit, compensation, nominating and corporate governance, and executive committees. A new enterprise risk management committee was designated in January 2026.

Audit Committee

Directors Bodnyk, Bracey, Conaboy, Eckel, Kukuchka, Lambert, Lochen, Melone, Nicholas and Ramirez currently comprise the audit committee of the board of directors.

Each member of the audit committee was independent under the requirements of Rule 10A-3 under the Exchange Act and relevant Nasdaq listing standards relating to audit committee members. The board of directors has determined that Kathleen McCarthy Lambert, CPA, Richard S. Lochen, Jr., CPA, and Thomas J. Melone, CPA each qualifies as an “audit committee financial expert,” as defined under the rules of the U.S. Securities and Exchange Commission, or “SEC.” The audit committee met six times in 2025.

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The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, ir.psbt.com, at the “Corporate Info – Governance Documents” page. The primary purposes, duties and responsibilities of the audit committee include:

Audit Committee Members		Primary Responsibilities		Meetings in 2025
Bodnyk Bracey Conaboy Eckel Kukuchka	Lambert Lochen Melone Nicholas Ramirez	(1)	oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;	6
		(2)	oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;
		(3)	assist our board of directors in its oversight of our compliance with legal and regulatory requirements;
		(4)	evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;
		(5)	assist our board of directors in risk assessment and risk management;
		(6)	pre-approve all audit services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;
(7)

establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

		(8)	oversee our internal audit function; and
		(9)	oversee any related party transactions.

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Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report. As part of its ongoing activities, the audit committee has:

¾	reviewed and discussed with management the audited consolidated financial statements of the Company at and for the year ended December 31, 2025;
¾	discussed with Baker Tilly, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and
¾	received the written disclosures and letter from Baker Tilly required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Baker Tilly such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 16, 2026.

Submitted by the Audit Committee:
Thomas J. Melone, CPA, Chairman
Sandra L. Bodnyk
William G. Bracey
William P. Conaboy, Esquire
Keith Eckel
Ronald G. Kukuchka
Kathleen McCarthy Lambert, CPA
Richard S. Lochen, Jr., CPA
James B. Nicholas
Elisa Zúñiga Ramirez

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

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Compensation Committee

Directors Aubrey, Bodnyk, Bracey, Conaboy, J. DeNaples, Kukuchka, Lochen, Melone, Nicholas and Wright currently comprise the compensation committee of the board of directors. During 2025, the compensation committee of the board of directors met seven times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, ir.psbt.com, at the “Corporate Info – Governance Documents” page. The primary purposes, duties and responsibilities of the compensation committee include:

¾	review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;
¾	review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;
¾	review and make recommendations to our board of directors with respect to new compensation programs;
¾	review periodically the operation of our compensation programs;
¾	establish and periodically review policies for the administration of compensation programs;
¾	ensure that our compensation programs comport with our compensation philosophy;
¾	review and make recommendations to our board of directors with respect to director compensation;
¾	review and make recommendations to our board of directors with respect to our employee benefit plans;
¾	review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;
¾	oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and
¾	oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

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Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the Compensation Committee:
Joseph T. Wright, Jr., Chairman
William E. Aubrey II
Sandra L. Bodnyk
William G. Bracey
William P. Conaboy, Esquire
Joseph L. DeNaples, Esquire
Ronald G. Kukuchka
Richard S. Lochen, Jr., CPA
Thomas J. Melone, CPA
James B. Nicholas

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

Directors Aubrey, J. DeNaples, Eckel, Kukuchka, Lambert, Lochen, Melone, Nicholas and Wright currently comprise the nominating and corporate governance committee of the board of directors. During 2025, the nominating and corporate governance committee of the board of directors met three times.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available via the Company’s website, ir.psbt.com, at the “Corporate Info – Governance Documents” page. The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

¾	evaluate and identify the range of skills and expertise which should be represented on the Board and the eligibility criteria for individual Board and committee membership;
¾	evaluate from time to time the size, composition and structure of the Board, including whether one or two individuals should serve as chairman and chief executive officer, whether the Board should have a lead independent director and the role of any lead independent director, whether the leadership structure is appropriate given the specific characteristics and circumstances of the Company, and the effect of risk oversight on the Board’s leadership structure;
¾	conduct a preliminary review of director independence and the financial literacy and expertise of potential audit committee members in order to assist the Board in its determinations relating to such matters;
¾	identify potential candidates for election or re-election to the Board. In making a recommendation to the Board regarding a director candidate, identify the specific experience, qualifications, attributes or skills

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that led to the conclusion that such candidate should serve as a director at the time of the recommendation, in light of the Company’s business and structure;
¾	develop and recommend to the Board a policy with regard to the consideration of diversity in identifying director candidates, implement any approved diversity policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;
¾	implement a policy and procedures with regard to the consideration of any director candidates recommended by shareholders;
¾	review and recommend to the Board the appropriate structure of Board committees, committee assignments and the position of chairman of each committee;
¾	identify and prioritize with management significant risks facing the Company and recommend to the Board whether the Board or a particular Board committee should have primary responsibility for oversight of each such identified risk;
¾	keep apprised of requirements, trends and best practices in corporate governance of companies similar to the Company;
¾	review proposed changes to the Company’s articles of incorporation, Bylaws, and Board committee charters, and make recommendations to the Board with respect to such changes;
¾	develop, update and recommend to the Board for adoption, corporate governance guidelines and other governance policies for the Company, and monitor compliance with such guidelines and policies;
¾	develop director, chief executive officer, and key executive succession plans and recommend such plans for approval by the Board;
¾	review and, if appropriate, approve any employee director standing for election to for-profit third-party boards of directors;
¾	develop and implement a policy regarding shareholder communications with the Board, and ensure that proper attention is given to shareholder concerns regarding corporate governance;
¾	lead the Board in a periodic self-evaluation process, including self-evaluation of each Board committee, and report its conclusions and any recommendations to the Board; and
¾	review and reassess the performance of the Committee and the adequacy of its Charter not less frequently than annually and recommend any proposed changes to the Board for consideration and approval.

Director Nomination Process

Our nominating and corporate governance committee is responsible for recommending director nominees to our board of directors. The board of directors will consider director candidates recommended by shareholders whose nomination conforms with the requirements of the Company’s bylaws and the rules and requirements of the Exchange Act. Any shareholder who wishes to recommend a director candidate for consideration may send notice to our Corporate Secretary at Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507. The notice must conform with the requirements of our bylaws and the rules and requirements of the Exchange Act. See the section titled “Shareholder Nominations and Proposals,” on page 83 for additional information.

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Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

When applicable, the committee will identify and evaluate non-incumbent director candidates as follows:

1

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The nominating and corporate governance committee may use an independent search firm in identifying nominees. It did not utilize any such services in connection with identifying the nominees for election at the 2026 Annual Meeting, all of whom are incumbent directors.

2

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications”. In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

In connection with our merger with FNCB Bancorp, Inc. in 2024, we adopted certain bylaws relating to director nominations that will apply through July 1, 2027. These bylaws provide that no vacancy on the board of directors created by the cessation of service of a director will be filled by the board and the board shall not nominate any individual to fill such vacancy, unless in the case of a vacancy created by the cessation of service of a Continuing PFIS Director (as defined below), not less than a majority of the Continuing PFIS Directors have approved the appointment or nomination, and in the case of a vacancy created by the cessation of service of a Continuing FNCB Director, not less than a majority of the Continuing FNCB Directors have approved the appointment or nomination, provided, in either case, that any such appointment or nomination is also made in accordance with applicable laws and the rules of the Nasdaq Stock Market (or any other national securities exchange on which the Company’s securities may be listed). As used in the preceding sentence, the terms “Continuing PFIS Directors” and “Continuing FNCB Directors” mean, respectively, the directors of the Company and FNCB who were selected to be directors of the Company by the Company or FNCB, as the case may be, as of the effective time of the FNCB merger and any directors of the Company who subsequently may be appointed or nominated and elected to fill a vacancy created by the cessation of service of a Continuing PFIS Director or a Continuing FNCB Director, as applicable.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors, subject to certain exceptions adopted in connection with the FNCB merger. Generally, any director, upon reaching the mandatory retirement

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age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director. Notwithstanding the general policy, each director appointed to our board in connection with the FNCB merger who was age 73 or older at the time of the merger, and each incumbent director at the effective time of the merger who will be age 73 or older at the expiration of his or her term in effect on September 27, 2023 will be eligible to stand for election to one additional three (3) year term, regardless of their age, in each case, unless 80 percent of the entire board of directors shall determine otherwise. Sandra L. Bodnyk has been nominated for election at the 2026 annual meeting pursuant to this exception.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries, familiarity with the operations of public companies; the ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company.

The nominating and corporate governance committee will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect our community and culture. We have taken steps to increase the diversity of our board, and the nominating and corporate governance committee will continue to seek opportunities to enhance board diversity in the future in accordance with our board diversity policy.

In addition, prior to nominating an incumbent director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

We maintain a share ownership policy, which applies to our non-employee directors, as well as our senior executive officers. This policy requires our non-employee directors to beneficially own our common stock in an amount equal to four times their annual retainer for board service, and allows five years from the time policy becomes applicable to them for our non-employee directors to reach compliance. As of December 31, 2025, each of our non-employee directors was in compliance with our share ownership policy.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address: Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507, Attention: Investor Relations Officer. All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

Peoples Financial Services Corp.	46	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of shares of the common stock by each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” beginning on page 63, all directors and executive officers as a group, and any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock. Except as noted below, information is provided as of March 2, 2026. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507.

	Number of Shares
Name	Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	55,899.0000		*
Sandra L. Bodnyk	5,484.0000		*
William G. Bracey	29,077.6260	(1)	*
Joseph Coccia	39,076.7047	(2)	*
William P. Conaboy, Esquire	3,683.0000		*
Joseph L. DeNaples, Esquire	53,961.1510		*
Louis A. DeNaples, Sr.	350,797.0110	(3)	3.5%
Keith W. Eckel	15,975.0000		*
Ronald G. Kukuchka	33,268.9680		*
Kathleen McCarthy Lambert, CPA	3,689.4290		*
Richard S. Lochen, Jr., CPA	23,590.4980	(4)	*
Thomas J. Melone, CPA	3,053.0000		*
James B. Nicholas	30,826.0000	(5)	*
Elisa Zúñiga Ramirez	4,442.8500	(6)	*
Joseph T. Wright, Jr.	43,939.4127		*
John R. Anderson III	8,484.7480	(7)
James M. Bone, Jr., CPA	10,957.2958	(8)	*
Gerard A. Champi	20,436.0000	(9)	*
Jeffrey A. Drobins	5,507.5820	(10)
Timothy H. Kirtley	6,624.0000	(11)	*
Thomas P. Tulaney	41,621.4883	(12)	*
All directors and executive officers as a group (27 persons)	821,065.5925	(13)	8.2%
BlackRock, Inc.	650,543.0000	(14)	6.5%
The Vanguard Group	504,362.0000	(15)	5.0%
+

Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined

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to be a beneficial owner of our common stock. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++

Shares beneficially owned include any shares of which the holder or group has the right to acquire beneficial ownership within 60 days after March 2, 2026. Percentage calculations are based on 10,005,688 shares outstanding at March 2, 2026, and presume that the identified holder or group acquires any such shares that the identified holder or group has the right to acquire, and that no other holders of any such rights do so.

*	Less than 1.0 percent.
(1)	Includes 23,409.9610 shares held by Bracey’s Supermarket, Inc.
(2)	Includes 34,268.0127 shares held by JJS Family Partnership.
(3)	Includes 6,899.0750 shares held by D&L Realty, 356 shares held by DeNaples Equipment Company, 965.9100 shares owned jointly by Mr. DeNaples and his wife, and 2,928.8720 shares owned by Mr. DeNaples’ wife.
(4)	Includes 339.6340 shares held by children who currently reside with Mr. Lochen, 9,950.0420 shares owned jointly by Mr. Lochen and his wife, and 4,459.8220 shares in a self-directed IRA.
(5)	Includes 2,451 shares in a self-directed IRA and 3,204 shares owned by Mr. Nicholas’s wife.
(6)	Includes 2,680 shares in a self-directed IRA and 797 shares owned jointly by Ms. Ramirez and her husband.
(7)	Includes 40 shares owned jointly by Mr. Anderson and his wife, 1,880 shares in his 401(k), 484 restricted stock awards and 295 restricted stock units that vest within 60 days after March 2, 2026.
(8)	Includes 8,701shares owned jointly by Mr. Bone and his wife, 159.3854 shares owned by Mr. Bone’s wife, 78.9104 shares in a self-directed IRA, 1,128 restricted stock awards and 317 restricted stock units that vest within 60 days after March 2, 2026.
(9)	Includes 375 shares in a self-directed IRA, 18,117 shares owned jointly by Mr. Champi and his wife, 1,944 restricted stock awards and 689 restricted stock units that vest within 60 days after March 2, 2026.
(10)	Includes 308 shares in his 401(k), 447 restricted stock awards and 274 restricted stock units that vest within 60 days after March 2, 2026 .
(11)	Includes 240 shares in his 401(k), 475 restricted stock awards and 281 restricted stock units that vest within 60 days after March 2, 2026.
(12)	Includes 19,519.4883 shares in a self-directed IRA and 21,495 shares owned jointly by Mr. Tulaney and his wife, 607 restricted stock awards and 366 restricted stock units that vest within 60 days after March 2, 2026.
(13)	Includes securities held directly and indirectly by all current directors and Company executive officers, including in addition to the named executive officers in this table: James P. Chiaro, Mary Griffin Cummings, Susan L. Hubble, Neal D. Koplin, Amy E. Vieney, and Stephanie A. Westington.
(14)	Based solely on 13F Combination Report filed with the SEC on February 12, 2026. Based upon the information contained in the filing, BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, has sole voting and dispositive power with respect to 635,223 and 650,543 shares, respectively, and beneficially owns 650,543 shares of the Company’s common stock. BlackRock is the beneficial owner of these holdings in its capacity as a parent holding company of certain institutional investment managers.
(15)	Based solely on the Schedule 13G filed with the SEC on January 30, 2026. Based upon the information contained in the filing, The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, has shared voting and dispositive power with respect to 64,927 and 504,362 shares, respectively, and beneficially owns 504,362 shares of the Company’s common stock. The Vanguard Group is the beneficial owner of these holdings in its capacity as an investment advisor.

Policy Regarding Hedging. Because certain hedging or monetization transactions relative to our securities may cause the interests and objectives of those persons engaged in such transactions to differ those of our shareholders generally, our board of directors has adopted a securities trading policy that prohibits our directors, officers and employees, and family members and other persons and entities under their influence or control, from engaging in any hedging or monetization transactions involving our securities.

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Executive Officers and Compensation

Executive Officers

Following is information regarding our executive officers. Additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 63.

JOHN R. ANDERSON III, Executive Vice President and Chief Operating Officer of Peoples and Peoples Security Bank and Trust Company, age 59. Mr. Anderson was appointed to his current position as of March 31, 2025. Prior to his appointment to his current position, Mr. Anderson served as Executive Vice President and Chief Financial Officer from March 2018, after serving as the Senior Vice President and Interim Principal Financial and Accounting Officer since April 2016. Prior to that he was Vice President/Planning and Statistical Analyst, of Penn Security Bank and Trust Company since May 2011. Prior to that he was Assistant Vice President/Financial Reporting Officer at Penn Security Bank since January 2006.

JAMES M. BONE, JR., CPA, Executive Vice President and Chief Financial Officer of Peoples and Peoples Security Bank and Trust Company, age 64. Mr. Bone was appointed to his current position as of March 31, 2025. Prior to his appointment to his current position, Mr. Bone served as Executive Vice President and Chief Operations Officer of the Company and the Bank, a position he held since the consummation of the FNCB merger on July 1, 2024. From September 2012 until the merger, he served as Executive Vice President and Chief Financial Officer/Treasurer of FNCB Bancorp., Inc. and its banking subsidiary, FNCB Bank. Mr. Bone had been with FNCB Bank since 1986 in various leadership roles and is a licensed Certified Public Accountant and is an active member of several professional, business and community organizations including the American Institute of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. Mr. Bone is a former member of the Issuer Advisory Council of the OTCQX and a former member of the Advisory Board for the Federal Home Loan Bank of Pittsburgh. Mr. Bone is also active in the community with King’s College and currently serves as Executive Vice President and Vice President of Finance and Board Member of the Northeastern Pennsylvania Council Boy Scouts of America and as a Board Member of Fox Hill Country Club.

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GERARD A. CHAMPI, was appointed Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company effective January 1, 2025, and was most recently appointed President of Peoples and Peoples Security Bank and Trust Company effective April 3, 2026, age 65. Mr. Champi was appointed as a director of Peoples Security Bank and Trust Company as of July 1, 2024, in accordance with the FNCB merger agreement. From July 1, 2024 to December 31, 2024, he served as President of Peoples and Peoples Security Bank and Trust Company. Prior to the FNCB merger, Mr. Champi served as President and Chief Executive Officer and was a member of the Board of Directors of FNCB Bancorp, Inc. and FNCB Bank since July 1, 2016. Prior to holding this position, Mr. Champi was Chief Operating Officer of FNCB Bank from March 2011 to June 2016. Mr. Champi also served as Interim President and Chief Executive Officer of FNCB and FNCB Bank and as a director of FNCB Bank from March 2010 until February 2011. Mr. Champi had been with FNCB Bank since 1991 and served in various leadership roles in the Retail, Commercial Sales, and Executive Divisions. He currently serves as a Board member of Leadership Northeast, the Lackawanna Blind Association, the Wilkes-Barre Law & Library Association’s Executive Committee’s Lay Advisory Committee and is a lifetime member of Pennsylvania State University Alumni Association. Mr. Champi also serves on the Board of Directors of the Greater Scranton Chamber of Commerce and the Executive Committee of the Chamber. Jerry is also past President of the Boards of Directors of the Northeastern Pennsylvania Council Boy Scouts of America, the Greater Pittston Chamber of Commerce, and the Luzerne County Community College Foundation.

JAMES P. CHIARO, CMFC, AIF, was appointed to Executive Vice President and Chief Investment Services Officer of the Company and the Bank effective July 1, 2024, age 50. In his current role, Mr. Chiaro is responsible for the overall management, strategy, growth and operating results for Peoples Security Wealth Advisors. From September 2022 until the FNCB merger, he was Executive Vice President and Chief Investment Services Officer of FNCB. Mr. Chiaro has over 20 years of experience in the financial services industry and prior to joining FNCB, Mr. Chiaro was the principal of Chiaro Investment Services, LLC since August 17, 2017. Mr. Chiaro holds the designation of Chartered Mutual Fund Counselor (CMFC) & Accredited Investment Fiduciary (AIF). Mr. Chiaro also holds the following Investment and Insurance Licenses (securities registrations held through LPL Financial): General Securities Representative (Series 7); Uniform Investment Advisor Representative (Series 65); Investment Company Products/Variable Contracts Representative (Series 6); Uniform Securities Agent State Law (Series 63); and Pennsylvania Life Insurance License.

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MARY GRIFFIN CUMMINGS, ESQUIRE, was appointed to Executive Vice President and General Counsel of the Company and the Bank effective July 1, 2024, age 63. From October 2012 until the FNCB merger, Ms. Cummings served as Executive Vice President and General Counsel of FNCB Bancorp, Inc. and FNCB Bank. Prior to joining FNCB, from May 2000 to May 2009 Ms. Cummings was Associate General Counsel, Resident Counsel and General Counsel for Wyoming Valley Health Care System, Inc. (“WVHCS”), a large health care system previously located in Wilkes-Barre, Pennsylvania. Thereafter, until October 2012, Ms. Cummings served as legal consultant for winding down the liabilities and obligations of the Wyoming Valley Health Care System, Inc. pursuant to the asset sale to Wilkes-Barre Holdings, LLC, a subsidiary of CHS/Community Health Systems, Inc. Also, during this time, Ms. Cummings practiced law both in her own private practice and for Wyoming Valley Health and Education Foundation and WVHCS Retention Company. Ms. Cummings is a Pennsylvania licensed attorney and admitted to practice law in the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Middle District of Pennsylvania. She is a member of the Wilkes-Barre Law and Library Association and the Pennsylvania Bar Association. Ms. Cummings serves on the Board of Directors of the PA Bankers Services Corporation and the Board of Governors, serving as Chairperson, of Bankers Settlement Services–Capital Region, a title agency wherein Peoples Security Bank and Trust Company holds an equity interest. Previously, Ms. Cummings served as Chair and Board member of the Catherine McAuley Center, Scranton, PA and is currently a member of the Board of Trustees for Misericordia University, Dallas, PA and a Board Member and Chair of the Nominating and Governance Committee for the McGlynn Learning Center, Wilkes-Barre, PA. Additionally, Ms. Cummings serves as Chair and a Board member on the Northeastern PA Board of Directors of the American Red Cross and is a life-time member of the Pennsylvania State University Alumni Association.

JEFFREY A. DROBINS, Executive Vice President and Chief Lending Officer of the Company and the Bank, age 41. Mr. Drobins was appointed to his current position in October 2022, after serving as the Senior Vice President and Lehigh Valley Market President since April 2016. Prior to that he was Vice President and Commercial Relationship Manager since September 2014. From 2007 – 2014, Mr. Drobins served in various commercial banking capacities for National Penn Bank’s Commercial Real Estate Lending Group. Mr. Drobins serves as Board member of Budd Agency, Inc., a property and casualty insurance company wherein the Company has an equity interest in. Mr. Drobins serves as Board member and Chairman of the Lehigh Valley Zoological Society, Schnecksville, PA. Mr. Drobins serves as Trustee of Peoples Security Charitable Foundation. Mr. Drobins is past board member and Treasurer for the Greater Easton Development Partnership and Lehigh Valley Regional Academy.

SUSAN L. HUBBLE, Executive Vice President, Chief Information Officer of the Company and the Bank, age 70. Ms. Hubble was appointed to her current position in December 2019. Prior to that, she was Senior Vice President, Senior Information Technology Officer, since April 2019. Prior to that, she was Vice President, Information Technology Officer since July 2014. From 1999 – 2014 she served in various Information Technology positions at the bank. Prior to 1999 she served as an IT Consultant, worked on process improvement projects and led Information Technology for ABB at their Elmira NY manufacturing facility. She also served for three years on the Pennsylvania Bankers Association Women in Banking Committee.

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TIMOTHY H. KIRTLEY, Executive Vice President, Chief Risk Officer of the Company and the Bank, and Corporate Secretary, age 56. Mr. Kirtley was appointed to his current position in April 2020, and served as Executive Vice President and Chief Credit Officer from July 2016 until April 2020. Prior to joining Peoples Security Bank and Trust Company, he served as Executive Vice President and Chief Credit Officer of Peoples Bank, Marietta, Ohio from 2011 to 2016. From 2009 to 2011, Mr. Kirtley served as Executive Vice President, Chief Credit Officer of Delaware County Bank & Trust Co., in Lewis Center, Ohio. From 2007 to 2009, he served as Vice President, Regional Credit Officer, - Commercial Real Estate for Fifth Third Bank in Columbus, Ohio. From 1992 to 2007, Mr. Kirtley served in various commercial banking and credit risk management capacities, the most recent of which was Vice President, Regional Credit Officer, Community Banking from 2002 to 2007 for U.S. Bank, N.A. in Columbus, Ohio.

NEAL D. KOPLIN, Senior Executive Vice President and Chief Banking Officer of Peoples and Peoples Security Bank and Trust Company, age 65. Mr. Koplin was appointed to his current position in December 2019. In this role, he oversees banking operations across multiple regions, including Northeastern Pennsylvania, the Lehigh Valley, Greater Delaware Valley, Central Pennsylvania, New Jersey, and New York. He is responsible for the Bank’s full suite of personal and business banking services, including real estate, home mortgages, consumer lending, deposit and cash management solutions, and investment products. Prior to his current position, Mr. Koplin served as Executive Vice President and Lehigh Valley Region President from August 2014 to December 2019. Before joining Peoples Security Bank and Trust Company, he spent over 30 years at National Penn Bank, where he held various executive positions. Mr. Koplin has been actively involved in numerous community and economic development initiatives. He currently serves as President of the Board of Directors for Home Easton, President of the Board of Eastern Pennsylvania Community Financial Services , as a board member of the Lehigh Valley Economic Development Corporation and as a board member of Lehigh Valley Industrial Park. Mr. Koplin holds a Bachelor of Arts degree in Accounting from Moravian University.

AMY E. VIENEY, Executive Vice President and Chief Human Resource Officer of Peoples and Peoples Security Bank and Trust Company effective February 27, 2026, age 51. Prior to that appointment to her current position, Ms. Vieney served as Senior Vice President and Chief Human Resource Office of Peoples and Peoples Security Bank and Trust Company since June 2022. In her role, Ms. Vieney leads the organization’s Human Capital Management function, driving talent strategy and building programs that attract, develop, and retain high-performing teams. Partners closely with executive leadership to ensure people initiatives align with business objectives while fostering an inclusive culture. Prior to her role with Peoples Security Bank and Trust, she served as Senior Director, Human Resources at St. Luke’s University Health Network, headquartered in Bethlehem, Pennsylvania. Ms. Vieney serves on the Board of Directors for the United Way of Wyoming Valley and the Outreach Center for Community Resources.

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STEPHANIE A. WESTINGTON, CPA, was appointed Executive Vice President and Chief Accounting Office of Peoples and Peoples Security Bank and Trust Company effective February 27, 2026, age 60. Prior to that appointment to her current position, Ms. Westington served as Senior Vice President and Chief Accounting Office of Peoples and Peoples Security Bank and Trust Company since April 1, 2025. Prior to that, Ms. Westington served as Senior Vice President and Chief Profitability Officer of the Bank from the consummation of the Company’s merger with FNCB Bancorp., Inc. on July 1, 2024. From January 2022 until the merger, Ms. Westington served as Senior Vice President and Chief Accounting Officer of FNCB Bank, and from July 2012 to January 2022, served as Senior Vice President and Controller of FNCB Bank. Prior to joining FNCB Bank, Ms. Westington was Director of Finance for Physicians Health Alliance, a physician’s group that was a member of the former Moses Taylor Health Care System, from March 2011 to July 2012. Ms. Westington is a licensed Certified Public Accountant and has previous banking experience from her time as Vice President of Finance at the former Community Bank and Trust Company from January 1998 to March 2011 and Assistant Vice President and Controller at the former LA Bank, N.A. from September 1990 to December 1997. Ms. Westington previously served on the Board of Trustees of the Howard Gardner Multiple Intelligence Charter School, Scranton, PA from 2017 to 2024 serving as President from 2021 – 2024 and Treasurer from 2018 to 2021.

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Compensation Discussion and Analysis

Overview of Objectives

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“NEOs”) listed below. Throughout 2025, Gerard A. Champi served as principal executive officer. John R. Anderson III served as our principal financial officer from January 1, 2025 through March 31, 2025, and James M. Bone, Jr., CPA has served as our principal financial officer since then. This CD&A also describes the Compensation Committee’s (“the Committee”) process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025.

Name	Position
Gerard. A. Champi	Chief Executive Officer and President
Thomas P. Tulaney	Former President
Jeffrey A. Drobins	Executive Vice President, Chief Lending Officer
Timothy H. Kirtley	Executive Vice President, Chief Risk Officer
James M. Bone, Jr., CPA	Executive Vice President, Chief Financial Officer
John R. Anderson III	Executive Vice President, Chief Operating Officer

Gerard A. Champi	Thomas P. Tulaney	Jeffrey A. Drobins	Timothy H. Kirtley

James M. Bone Jr., CPA	John R. Anderson III

2025 Business Highlights

Our key financial and strategic achievements in fiscal 2025 included:

●	For the year ended December 31, 2025, net income was $59.2 million, or $5.88 per diluted share an increase of $50.7 million compared to $8.5 million, or $0.99 per diluted share for 2024, which was primarily due to a full year of combined operations following the merger with FNCB Bancorp, Inc. on July 1, 2024, coupled with a reduction in the provision for credit losses.
●	Return on average assets (ROAA) for the year ended December 31, 2025, was 1.17% compared to 0.19% for the corresponding period of 2024.
●	Return on average equity (ROAE) for the year ended December 31, 2025 was 11.89% compared to 2.07% for the corresponding period of 2024.
●	Book value per common share at December 31, 2025, increased to $52.01 from $46.94 at December 31, 2024.

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●	Total loans, which were $4.1 billion at December 31, 2025, increased $73.4 million as compared to December 31, 2024. Total deposits increased $26.5 million to $4.4 billion at December 31, 2025, as compared to December 31, 2024.
●	Non-performing assets to total assets improved to 0.23% at December 31, 2025, compared to 0.45% at December 31, 2024, and non-performing assets to total loans, net and foreclosed assets improved to 0.30% at December 31, 2025, compared to 0.58% at December 31, 2024.
●	Cash dividends declared was $2.47 per share in 2025 compared to $2.06 in 2024.
●	The efficiency ratio, a non-GAAP measure, was 56.45% for the year ended December 31, 2025, compared to 63.83% for 2024.
●	Successfully executed key technology initiatives, including the implementation of the bank’s online banking platform, to enhance service delivery and risk management capabilities.
●	Engaged an independent third-party advisory firm to conduct a comprehensive organizational efficiency review, assessing enterprise-wide processes and resource alignment to enhance scalability and operating performance.

2025 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of annual goals, while long-term incentives drive our NEOs to focus on long-term sustainable shareholder value creation. Based on our performance and consistent with the design of our program, the Committee made the following executive compensation decisions for fiscal 2025:

●	Base Salaries. For 2025, the Committee approved merit-based and market-based salary increases for the NEOs. These adjustments were based on a rigorous review of market data as well as Peoples prior and ongoing performance. The NEOs’ salaries were adjusted in two steps a 3% merit, increase in January 2025, and further market-based adjustments in June 2025.
●	Annual Incentives. We implemented a new balanced incentive scorecard during 2025 to align NEOs’ annual incentive compensation with our business priorities. This scorecard strikes a balance between profitability, growth, and asset quality. Based on our financial performance in 2025, we paid NEOs an average of 104% of target under the Annual Incentive Plan.
●	Long-term Equity Incentives: In 2025, we introduced a new long-term incentive plan design consisting of both Restricted Stock Units (RSUs) and Performance Restricted Stock Units (PRSUs). The primary annual grants were made on March 28, 2025. We believe that these grants align the NEOs’ interests with shareholders and provide a long-term retention incentive.

Change in Control/Severance Plan: In 2025 we implemented a Change in Control/Severance Plan for members of our Executive Team who did not have an employment agreement or other contractual severance arrangement. This plan applied to Mr. Drobins.

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Best Compensation Practices & Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay with a significant portion of compensation tied to our financial results and stock performance	✘	No tax gross ups
✓	Maintain a clawback policy	✘	No repricing or exchange of underwater options without shareholder approval
✓	Maintain anti-hedging and anti-pledging policies	✘	No option or stock appreciation rights granted below fair market value
✓	Provide for “double trigger” equity award vesting and severance benefits upon a change in control	✘	No significant perquisites
✓	Use an independent compensation consultant
✓	Conduct a periodic risk assessment of incentive plans
✓	Annual Say on Pay vote

Shareholder Management Say-on-Pay Vote

The Committee monitors the results of the annual advisory "say-on-pay" proposal. At the 2025 annual meeting, approximately 93% of the votes cast were in favor of the advisory resolution to approve NEO compensation.

Frequency on Shareholder Management Say-On-Pay Vote

Every six (6) years, a proposal to approve, on an advisory basis, is presented to the shareholders of the Company on the frequency of future advisory votes on the compensation of our NEOs.  The Board of Directors is again recommending that the Management Say-On-Pay Vote be held annually.

Executive Compensation Philosophy and Objectives

The compensation program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

1	2	3

attract, motivate and retain highly qualified executives;	link total compensation to both individual performance and the performance of the bank and holding company; and	appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

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Elements of Pay: Total Direct Compensation

Our executive compensation philosophy is supported by the following primary elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Reward executives for delivering on annual strategic objectives that contribute to the creation of shareholder value.
Long-Term Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term financial goals that drive the creation of shareholder value and support the Company’s retention strategy.

Pay Mix

The executive compensation program uses a mix of fixed and variable pay, with an emphasis on variable pay. The program is structured to create a meaningful balance between achieving strong short-term annual results while ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined regularly by the Committee based on the short- and long-term objectives of the business.

Executive Compensation Decision-Making Process

The Role of the Committee. The Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website. The Committee makes recommendations with respect to all equity awards to the full board and makes all other final compensation and decisions regarding our NEOs. Those decisions are shared with the full board.

The Role of Management. Only the Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives’ pay with the Committee providing transparency and oversight. Decisions on pay are recommended by the CEO and approved by the Committee. The CEO does not participate in the deliberations of the Committee regarding his own compensation.

The Role of the Independent Consultant. The Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.

The Role of Compensation Benchmarking. The Committee measures the Company’s senior management compensation levels with comparable compensation levels in industry benchmark studies and peer group data. We use survey data to benchmark our executive positions to those at other banking institutions with total asset sizes similar to ours.

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In addition, the Committee evaluates the Company's NEOs’ compensation levels with comparable compensation levels for a peer group of comparable banks based on asset size, geography and operations. The peer group companies considered by the Committee were:

Amalgamated Financial Corp.	Kearny Financial Corp.
Arrow Financial Corporation	Metropolitan Bank Holding Corp
BCB Bancorp, Inc.	Mid Penn Bancorp, Inc.
Camden National Corporation	Northfield Bancorp, Inc.
CNB Financial Corporation	Orrstown Financial Services, Inc.
Enterprise Bancorp, Inc.	Peapack-Gladstone Financial
Farmers & Merchants Bancorp, Inc.	Tompkins Financial Corporation
Financial Institutions, Inc.	Univest Financial Corporation
Flushing Financial Corporation	Washington Trust Bancorp, Inc.
HarborOne Bancorp, Inc

These companies range from $3 billion to $9 billion in total assets with median total assets comparable to the Company’s.

It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. The other key considerations include factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Committee desires to balance general internal and external equity and reserve the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2025 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Committee considers the CEO’s recommendations for the other NEOs, as well as each NEO’s position and level of responsibility within the Company. The Committee considers factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. For 2025, the Committee approved merit-based and market-based salary increases for the NEOs, as follows:

Name	2024	2025	% Adjustment
Gerard. A. Champi	$464,000	$557,000	20%
Thomas P. Tulaney	$345,000	$373,000	8%
Jeffrey A. Drobins	$257,508	$310,000	20%
Timothy H. Kirtley	$273,000	$287,000	5%
James M. Bone, Jr., CPA	$299,000	$344,000	15%
John R. Anderson III	$278,000	$292,000	5%

The 2025 base salary in the table reflects the base salary effective at fiscal year-end.

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Annual Incentives

The 2025 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash incentive dependent on the achievement of pre-determined financial performance objectives. Target annual incentive opportunities are expressed as a percentage of base salary and were established based on the NEOs’ level of responsibility and their ability to impact overall results. The Committee also considers market data in setting target award amounts. Target award opportunities for 2025 were as follows:

Name	Base Salary	Annual Target (% of Base Salary)	Incentive at Target ($)
Gerard A. Champi	$557,000	35%	$194,950
Thomas P. Tulaney	$373,000	25%	$93,250
Jeffrey A. Drobins	$310,000	25%	$77,500
Timothy H. Kirtley	$287,000	25%	$71,750
James M. Bone, Jr., CPA	$344,000	25%	$86,000
John R. Anderson III	$292,000	25%	$73,000

The base salary in the table reflects the base salary effective at fiscal year-end.

2025 Annual Scorecard and Results. In 2025, we used a balanced scorecard of metrics to assess NEO performance The chart below shows the 2025 goals, as well as actual results.

Metric	Weight (%)	Threshold	Target	Maximum	Actual
Net Income	30%	$51.0 million	$56.7 million	$62.4 million	$59.2 million
Net Loan Growth	10%	$116.8 million	$129.8 million	$142.8 million	$73.4 million
Non-Interest Deposit Growth	10%	$30.2 million	$33.6 million	$37.0 million	$19.0 million
Non-Interest Income	10%	$20.3 million	$22.6 million	$24.86 million	$21.7 million
Asset Quality	20%	Below	Meets	Exceeds	Exceeds
Strategic / Individual Goals	20%	Below	Meets	Exceeds	Exceeds
Incentive Earned (% of target)		50%	100%	150%	104%

Asset quality was assessed by comparing Peoples to the top 50% of its executive compensation peers using a using a portfolio of quality metrics, based on peer performance for each metric, including: net charge-offs/total loans and leases, non-performing assets/total assets, non-performing loans/total loans, and delinquencies/past dues. Performance in each metric is converted into an asset quality index for comparison.

The Committee reviewed and evaluated the achievement of key strategic goals for the team. The Committee discussed and evaluated the Chief Executive Officer’s with the Board. In addition, the Committee reviewed the Chief Executive Officers performance. The actual 2025 incentive awards for each NEO are summarized in the Summary Compensation table.

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Long-Term Equity Incentives

2025 Awards

Long-term incentives are intended to align the long-term interests of our NEOs and our shareholders and encourage the achievement of the long-term goals of the Company. Long-term equity incentives are also designed to motivate and retain top talent. To accomplish these objectives, the Committee considers a mix of equity vehicles when granting long-term incentives, using performance restricted stock units (PRSUs) and restricted stock units (RSUs) as follows:

Equity Award	Weight	Objectives and Design
Performance Restricted Stock Units (PRSUs)	50%
●
Rewards achievement of outstanding operating performance over a three-year period
●
For fiscal 2025, the Committee selected Return on Tangible Common Equity (ROTCE) and Earnings per Share (EPS) growth. Both measures are weighted 50% and results will be measured against the strategic plan
●
No dividend equivalents paid or accrued

Restricted Stock Units (RSUs)	50%	● Encourages retention and increases stock ownership ● Vesting 33.3% per year ● No dividend equivalents paid or accrued

Long-term equity awards also include strong governance features, such as confidentiality and non-solicits and clawback provisions that permit the Board to recoup compensation.

The 2025 equity grants were made on March 28, 2025 in the form of PRSUs and RSUs. For the PRSUs, certain NEOs received two grants. The first PRSU grant was the normal annual grant with a three-year performance period. The second PSRU grant was to restore the delayed 2024 PRSU grant which was postponed due to the 2024 merger.

The company does not grant stock options, therefore there is no policy with regard to the timing of stock option grants.

2023 to 2025 Legacy Peoples Awards

The Company settled PRSUs for the 2023 thru 2025 performance period at 140% of the target award based on results.  The performance goals for this period consisted of earnings per share growth and return on equity. Four of the NEOs (Messrs. Tulaney, Drobins, Kirtley, and Anderson) received 2023 PRSU awards which vested as of December 31, 2025.

One-Time Equity Grant

On August 29, 2025, the Committee approved a one-time equity award for Jeffrey A. Drobins. The award was 11,763 RSUs with a seven-year cliff vesting. There are no dividends or dividend equivalents paid on this award. The Committee believed that this long-vested award was appropriate to provide long-term retention and facilitate leadership transitions.

On August 29, 2025, the Committee approved a one-time equity award for Timothy H. Kirtley. The award was 3,332 RSUs with a five-year cliff vesting. There are no dividends or dividend equivalents paid on this award. The Committee believed that this long-vested award was appropriate to provide long-term retention and facilitate leadership transitions.

Company Stock Ownership

We believe that it is important that our NEOs and directors own shares of our common stock to align their interests with shareholders. We maintain a share ownership policy, which is applicable to our executive officers and directors. Under the terms of the policy, executive officers who receive equity incentive awards are expected

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to beneficially own shares of our common stock having a fair market value equal to or greater than twice their respective annual base salaries and have five years to achieve compliance. Outside directors are expected to own stock with a fair market value equal to four times their annual retainer. Further, the Company expects that 50% of the net shares from any equity awards vesting will be held until the ownership guidelines are met. The Committee is planning to review the stock ownership practices against the market and best practices.

Clawback Policy

As part of our ongoing efforts to maintain the highest levels of good governance, we have adopted an Executive Officer Compensation Recoupment Policy which applies to all individuals who are or were Section 16 executive officers at the time they received certain incentive compensation (including cash bonuses and equity based on financial performance) from the Company. The policy provides that in the event of a restatement of financial results, the Committee may require that all incentive-based compensation received by the executive officer during the three fiscal years preceding the restatement be recouped to the extent that the amount of incentive compensation actually paid is greater than the amount of incentive compensation that would have been paid based on the restated results. The policy is intended to comply with law, including but not limited to final rules promulgated under Section 954 of the Dodd-Frank Act.

Hedging Policy

The Company has adopted and maintains a formal written policy, specifically, the Securities Trading Policy applicable to the Company’s directors, officers, employees and consultants with respect to trading in the Company’s securities. The Company believes the policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing standards of the Nasdaq Stock Market, and it includes expectations regarding hedging and specifically prohibits directors, officers or other employees from engaging in any hedging or monetization transactions involving Company securities.

Benefits

ESOP. The Company consolidated its ESOP into its 401(k) retirement program in 2025, streamlining benefit offerings and aligning retirement with market practices.

401(k) Profit Sharing Plan. We maintain a profit-sharing plan, the Peoples Security Bank 401(k) Profit Sharing Plan, under the provisions of Section 401(k) of the Internal Revenue Code, in an effort to provide employees with a means and an incentive to save for retirement and also to provide tax-deferred compensation, not to exceed the amounts allowed under the Internal Revenue Code. All NEOs are eligible to participate in the Peoples Security Bank 401(k) Profit Sharing Plan on the same basis as other employees participating in the plan.

Pension Plan. The Company also maintains the Penseco Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with our merger with Penseco in November 2013, which was amended in June 2008 to cease benefit accruals.

Health and Welfare Benefits. Our NEOs participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance, health savings account and flex spending account benefits and are industry standard.

Supplemental Employee Retirement Plans. Peoples maintains supplemental employee retirement plans, or “SERPs,” for certain executive officers, including each of our NEOs, the primary intent of which is retention. Under their respective SERPs, the NEOs are eligible to receive certain retirement benefits that accrue based on their service to the Company and are payable at retirement, or earlier under a qualifying termination of employment. See additional discussion below under the heading “Pension Benefits.”

Split Dollar and Other Life Insurance Agreements. We provide split-dollar life insurance benefits to certain other officers, including Messrs. Champi, Tulaney, and Bone.

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Perquisites

The Committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent. During 2025, we provided a vehicle allowance or use of a company vehicle to Messrs. Champi, Tulaney, Drobins, Bone and Anderson as they are required to entertain business clients or otherwise travel in connection with their duties. The Committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse Messrs. Champi, Tulaney, Drobins, Kirtley, Bone, and Anderson for the cost of country and dining club memberships.

Employment Agreements

The following NEO’s have employment agreements with the Bank, Messrs. Champi, Tulaney, Kirtley and Bone. Mr. Drobins is an eligible participant under the Bank’s Change in Control/Severance plan and Mr. Anderson has a Change in Control/Severance Agreement. These agreements are described in more detail later in this proxy statement.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (“GAAP”). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered. In administering our executive compensation program, the Company considers the tax deductibility of the compensation, including as applicable, Section 162(m) of the Internal Revenue Code. Although our intent is to maximize the deductibility of compensation, under certain circumstances that are in the best interest of the Company and our shareholders, the compensation committee may authorize compensation that is not deductible if it is determined to be appropriate.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The Committee and senior management evaluate the relationship between risk and reward as it relates to our executive compensation program. Our Committee has determined that the structure of our executive compensation programs does not put our shareholders or the Company at any material risk.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key talent is our ability to minimize the impact on our leadership team of the possible disruption associated with our exploration of strategic corporate and talent opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide certain key employees with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause so that they are able to focus fully on their duties and on the merits of any potential change in control situation without undue concern for the loss of their jobs. All of our NEOs with employment agreements have provisions in their respective agreements that provide for certain benefits in the event of an involuntary termination following a change in control transaction. These provisions, along with certain benefits estimates, are described under the heading “Potential Post-Termination Benefits” below and under the headings “Gerard A. Champi Employment Agreement,” “Thomas P. Tulaney Employment Agreement,” “Timothy H. Kirtley Employment Agreement,” “James M. Bone, Jr. Employment Agreement,” and “John R. Anderson III Severance Agreement.”

Many of the plans that we maintain and in which our NEOs participate include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Potential Post-Termination Benefits” below.

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2025 Summary Compensation Table

						Change in
						Pension Value and
						Nonqualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation		All Other
		Salary	Bonus	Awards	Compensation	Earnings		Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)	($)		($)		($)
Gerard A. Champi	2025	557,000	–	162,400	204,020	112,500	(2)	32,403	(3)	1,068,323
Chief Executive Officer	2024	464,000	112,500	–		35,000		27,711		639,211

Thomas P. Tulaney	2025	373,000	–	146,625	97,585	—		35,056	(4)	652,266
Former President	2024	335,000	83,750	25,107	—	—	(2)	37,493		481,350
	2023	335,000	–	113,051	46,900	117,494		32,943		645,389

Jeffrey A. Drobins	2025	310,000	—	609,650	81,100	10,985	(2)	32,622	(5)	1,044,357
Executive Vice President,	2024	257,508	19,800	18,739	—	10,450		32,742		339,239
Chief Lending Officer	2023	240,000	—	60,043	62,776	14,019		34,128		410,966

Timothy H. Kirtley	2025	287,000	—	250,375	75,085	25,000	(2)	24,892	(6)	662,352
Executive Vice President,	2024	273,000	66,250	19,868	—	23,784		22,991		405,893
Chief Risk Officer	2023	255,000	—	86,125	41,119	28,626		23,570		434,440

James M. Bone, Jr., CPA	2025	344,000	—	74,750	90,000	72,500	(2)	31,115	(7)	612,365
Executive Vice President,	2024	299,000	30,000	—	—	25,000		32,524		386,524
Chief Financial Officer

John R. Anderson III	2025	292,000	—	104,250	76,400	41,775	(2)	31,284	(8)	545,709
Executive Vice President,	2024	270,000	67,500	20,231	—	30,503		25,265		413,499
Former Chief Financial Officer	2023	260,000	—	87,749	32,175	45,505		26,426		451,855

(1)	The entries in the stock awards column reflect the grant date fair value of awards of time-vested restricted stock units and performance-vested restricted stock units, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation—Stock Compensation. See Notes 1 and 17 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2025 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. The value of the performance-vested restricted stock units at the grant date assumes that the target level of performance is probable. Assuming the maximum level of performance, the total value of all stock awards at the grant date would be $203,000, $198,376, $648,350, $284,001, $93,438 and $139,000 for Messrs. Champi, Tulaney, Drobins, Kirtley, Bone and Anderson, respectively.
(2)	Change in pension value in 2025 was positive for Mr. Anderson, $5,838 under the Penseco Employees’ Pension Plan, remained the same for Mr. Tulaney under his supplemental executive retirement plan, and was positive $112,500, $10,985, $25,000, $72,500, $35,937 for Messrs. Champi, Drobins, Kirtley, Bone and Anderson, respectively, under their supplemental executive retirement plans.
(3)	For 2025, includes country club membership $9,616; automobile allowance $3,984; 401(k) safe harbor $10,500; 401(k) match $7,303; and $1,000 holiday bonus.
(4)	For 2025, includes country club membership $9,323; automobile allowance $3,769; 401(k) safe harbor $10,500; 401(k) match $10,464; and $1,000 holiday bonus.
(5)	For 2025, includes country club membership $11,227; automobile allowance $2,010; 401(k) safe harbor $10,500; 401(k) match $7,885; and $1,000 holiday bonus.
(6)	For 2025, includes country club membership $5,137; 401(k) safe harbor $10,050; 401(k) match $8,705; and $1,000 holiday bonus.
(7)	For 2025, includes country club membership $6,895; automobile allowance $3,834; 401(k) safe harbor $10,500; 401(k) match $8,886; and $1,000 holiday bonus.
(8)	For 2025, includes country club membership $7,200; automobile allowance $2,120; 401(k) safe harbor $10,500; 401(k) match $10,464; and $1,000 holiday bonus.

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Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our NEOs during the year ended December 31, 2025.

									Grant Date
		Estimated future payouts under			Estimated future payouts under			Number	Fair Value
		non-equity incentive plan awards			equity incentive plan awards			of PRSUs	of Stock
								Stocks	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(1)
Gerard A. Champi	3/18/2025	$97,475	$194,950	$292,425
	3/28/2025				1,072	2,143	3,215		$81,200
	3/28/2025							2,024	$81,200
Thomas P. Tulaney	3/18/2025	$46,625	$93,250	$139,875
	3/28/2025				569	1,138	1,707		$43,125
	3/28/2025				753	1,506	2,260		$60,375
	3/28/2025							1,075	$43,125
Jeffrey A. Drobins	3/18/2025	$38,750	$77,500	$116,250
	3/28/2025				426	851	1,277		$32,250
	3/28/2025				563	1,127	1,690		$45,150
	3/28/2025							804	$32,250
	8/29/2025							11,763	$500,000
Timothy H. Kirtley	3/18/2025	$35,875	$71,750	$107,625
	3/28/2025				437	874	1,311		$33,125
	3/28/2025				426	851	1,277		$34,125
	3/28/2025							826	$33,125
	8/29/2025							3,332	$150,000
James M. Bone, Jr., CPA	3/18/2025	$43,000	$86,000	$129,000
	3/28/2025				493	987	1,480		$37,375
	3/28/2025							932	$37,375
John R. Anderson III	3/18/2025	$36,500	$73,000	$109,500
	3/28/2025				459	917	1,376		$34,750
	3/28/2025				434	867	1,301		$34,750
	3/28/2025							866	$34,750

(1)	The grant date fair value of awards of time-vested restricted stock units and performance-vested restricted stock units, as calculated for financial statement reporting purposes in accordance with Accounting Standards Codification (ASC) No. 718, Compensation–Stock Compensation. The value of the performance-vested restricted stock units at the grant date assumes that the target level of performance is probable.

The table above includes the 2025 threshold, target and maximum payouts designated under our cash incentive plan, the threshold, target and maximum payouts designated under performance-vested restricted stock units issued under the 2023 Equity Incentive Plan, and the number of time-vested restricted stock units issued under the 2023 Equity Incentive Plan.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

With respect to the equity awards, the Committee approved time-vested restricted stock units, which vest ratably over three years subject to the NEO’s continued employment by us, as well as one-time awards for Messrs. Drobins and Kirtley, subject to seven- and five-year cliff vesting, respectively. The Committee also approved performance-based restricted stock units, which vest over three years subject to the executive officer’s continued employment by us. Additionally, the Committee approved two-year performance-based restricted stock unit awards as restoration awards, in light of a delay to grant the awards in 2024 as a result of the FNCB merger, subject to the NEOs’ continued employment by us. This pertained to Messrs. Tulaney, Drobins, Kirtley, and Anderson. There are no dividends or dividend equivalents paid on any of these awards.

We are a party to employment agreements with certain of our NEOs, which are described in the following sections. These employment agreements control many aspects of the compensation of our NEOs.

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Gerard A. Champi Employment Agreement

We are party to an employment agreement with our Chief Executive Officer and President, Gerard A. Champi, dated July 26, 2024 (the “Champi Employment Agreement”). The Agreement is for a three-year period, provided that at the end of each year of the Agreement, the Agreement, automatically rolls over for a new three-year term unless either party terminates the agreement earlier in accordance with the provisions of the Champi Employment Agreement.

The Champi Employment Agreement provides for an annual base salary, which is subject to annual review by the Committee. In 2025, Mr. Champi’s annual base salary was $557,000. The executive’s salary may be increased from time to time ( but not decreased) at the discretion of the Board of Directors as per the recommendation of the Committee. The Champi Employment Agreement also provides that Mr. Champi will be eligible to:

¾	receive an annual cash incentive payment as a percentage of his base salary with the actual payment based on achievement of corporate and individual performance goals, as determined by the Committee from time to time;
¾	participate in his SERP arrangement; and
¾	participate in our long-term incentive equity-based compensation plans.

The Champi Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control. Mr. Champi has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage in a competing business.

Thomas P. Tulaney Employment Agreement

Our former President, Thomas P. Tulaney, retired effective April 3, 2026. We have been a party to an employment agreement with Mr. Tulaney, dated May 30, 2012 (the “Tulaney Employment Agreement”).

The Tulaney Employment Agreement provided for an annual base salary, which is subject to annual review by the compensation committee. In 2025, Mr. Tulaney’s annual base salary increased from $335,000 to $373,000. The Tulaney Employment Agreement also provided that Mr. Tulaney would be eligible to:

¾	receive an annual cash incentive payment targeted at 35 percent of his base salary with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time;
¾	participate in his SERP arrangement; and
¾	participate in our long-term incentive equity-based compensation plans.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

Timothy H. Kirtley Employment Agreement

We are party to an employment agreement dated September 30, 2016 with Timothy H. Kirtley, our Executive Vice President, Chief Risk Officer and Corporate Secretary, which was amended as of December 5, 2017 and May 8, 2020 (as amended, the “Kirtley Employment Agreement”). The Kirtley Employment Agreement is automatically renewed on annual basis for an annual renewal term unless either party provides notice of non-renewal in accordance with the provisions of the Kirtley Employment Agreement.

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The Kirtley Employment Agreement provides for an annual base salary, which is subject to annual review by the Compensation Committee. In 2025, Mr. Kirtley’s annual base salary increased from $273,000 to $287,000. The Kirtley Employment Agreement also provides that Mr. Kirtley will be eligible to receive an annual cash incentive payment as a target percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the compensation committee from time to time.

The Kirtley Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason other than in connection with a change of control (in which case the applicable period is 24 months), Mr. Kirtley has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

James M. Bone, Jr. Employment Agreement

We are party to an employment agreement dated July 1, 2024 with James M. Bone, Jr., our Executive Vice President, Chief Financial Officer which was amended as of November 27, 2024 (as amended, the “Bone Employment Agreement”). The initial term is for a three-year period (three-year term) with an automatic annual renewal, subject to earlier termination in accordance with the provisions of the “Bone Employment Agreement”.

The Bone Employment Agreement provides for an annual base salary, which is subject to annual review by the compensation committee. The Bone Employment Agreement provides for an annual base salary, which is subject to annual review by the Committee. In 2025, Mr. Bone’s annual base salary was $344,000. The executive’s salary may be increased from time to time (but not decreased) at the discretion of the Board of Directors as per the recommendation of the Committee. The Bone Employment Agreement also provides that Mr. Bone will be eligible to receive an annual cash incentive payment as a target percent of his base salary, with the actual payment based on achievement of corporate and individual performance goals, as determined by the Committee from time to time.

The Bone Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment, Mr. Bone has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a competing business.

John R. Anderson III Severance Agreement

On September 27, 2023, the Committee approved an amended and restated severance agreement with Mr. Anderson. Mr. Anderson’s severance agreement provides him with certain severance benefits in the event that he is terminated without cause or resigns for good reason (each as defined in the severance agreement). In the event of such a termination, Mr. Anderson will be entitled to receive, for a period of 12 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the three fiscal years ending before his date of termination, monthly COBRA continuation premium payments for up to 12 months and up to $20,000 for executive outplacement assistance. If Mr. Anderson is terminated without cause or resigns for good reason within 24 months following a change of control or within 24 months of the closing date of the FNCB merger, Mr. Anderson will be entitled to receive, in lieu of any other severance benefits, for a period of 24 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the three fiscal years ending before his date of termination, COBRA continuation premium payments for up to 18 months and up to $20,000 for executive outplacement assistance. Payment of severance under the severance agreement is contingent upon Mr. Anderson’s execution and delivery of a release of claims against the Company.

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Outstanding Equity Awards at Fiscal Year

The following table sets forth information concerning equity awards outstanding as of December 31, 2025.

				Equity Incentive Plan
			Equity Incentive Plan	Awards: Market or
		Market Value of	Awards: Number of	Payout Value of
	Number of Shares or	Shares or Units of	Unearned Shares,	Unearned Shares,
	Units of Stock That	Stock That Have Not	Units or Other Rights	Units or Other Rights
	Have Not Vested	Vested	That Have Not Vested	That Have Not Vested
Name	(#)	($)(8)	(#)(7)	($)(8)
Gerard A. Champi(1)	3,968	193,281	2,143	104,386
Thomas P. Tulaney(2)	1,682	81,930	2,644	128,789
Jeffrey A. Drobins(3)	13,014	633,912	1,978	96,348
Timothy H. Kirtley(4)	4,633	225,673	1,725	84,025
James M. Bone, Jr., CPA(5)	2,060	100,343	987	48,077
John R. Anderson III(6)	1,350	65,759	1,784	86,899
(1)	Mr. Champi's outstanding equity awards consist of 2,024 restricted stock units, subject to vesting in three annual installments on March 11, 2026, 2027 and 2028; 1,944 shares of restricted stock, subject to vesting in four annual installments on May 15, 2026, 2027, 2028 and 2029; and 2,143 performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2028.
(2)	Mr. Tulaney’s outstanding equity awards consist of 192 shares restricted stock, subject to vesting in one annual installment on March 11, 2026; 415 shares of restricted stock, subject to vesting in two annual installments on March 11, 2026 and 2027; 1,075 restricted stock units, subject to vesting in three annual installments on March 11, 2026, 2027, and 2028; and 1,506 and 1,138 performance-vested restricted stock units that would be earned for achieving target performance goals over a two-year period ending December 31, 2027, and a three-year period ending December 31, 2028, respectively.
(3)	Mr. Drobins’ outstanding equity awards consist of 137 shares of restricted stock, subject to vesting in one annual installment on March 11, 2026; 310 shares of restricted stock, subject to vesting in two annual installments on March 11, 2026 and 2027; 804 restricted stock units, subject to vesting in three annual installments on March 11, 2026, 2027, and 2028; 11,763 restricted stock units, subject to vesting in seven annual installments on March 11, 2026, 2027, 2028, 2029, 2030, 2031 and 2032; and 1,127, and 851 performance-vested restricted stock units that would be earned for achieving target performance goals over a two-year period ending December 31, 2027, and a three-year period ending December 31, 2028, respectively.
(4)	Mr. Kirtley outstanding equity awards consist of 146 shares of restricted stock, subject to vesting in one annual installment on March 11, 2026; 329 shares of restricted stock, subject to vesting in two annual installments on March 11, 2026 and 2027; 826 restricted stock units, subject to vesting in three annual installments on March 11, 2026, 2027, and 2028; 3,332 restricted stock units, subject to vesting in five annual installments on March 11, 2026, 2027, 2028, 2029, and 2030; and 851 and 854 performance-vested restricted stock units that would be earned for achieving target performance goals over a two-year period ending December 31, 2027, and a three-year period ending December 31, 2028, respectively.
(5)	Mr. Bone's outstanding equity awards consist of 932 restricted stock units, subject to vesting in three annual installments on March 11, 2026, 2027 and 2028; 1,128 shares of restricted stock, subject to vesting in four annual installments on May 15, 2026, 2027, 2028 and 2029; and 987 performance-vested restricted stock units that would be earned for achieving target performance goals over a three-year period ending December 31, 2028.
(6)	Mr. Anderson’s outstanding equity awards consist of 149 shares of restricted stock, subject to vesting in one annual installment on March 11, 2026; 335 shares of restricted stock, subject to vesting in two annual installments on March 11, 2026 and 2027; 866 restricted stock units, subject to vesting in three annual installments on March 11, 2026, 2027, and 2028; and 867, and 917 performance-vested restricted stock units that would be earned for achieving target performance goals over a two-year period ending December 31, 2027, and a three-year period ending December 31, 2028, respectively.
(7)	These amounts reflect a portion of the unvested RSUs that may become vested based on the actual performance over the applicable performance periods. For purposes of calculating the amounts set forth in the table and based on

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performance through Decembers 31, 2025, it is assumed that the RSUs will be earned at target; however, the number of shares actually earned will depend upon actual performance over the applicable performance periods.
(8)	Market value is based on a closing price of $48.71 per share of our common stock on December 31, 2025.

Stock Vested

The following table sets forth information concerning restricted stock that vested during the fiscal year ended December 31, 2025.

	Number of	Value
	Shares Acquired	Realized
	on Vesting	on Vesting
Name	(#)	($)
Gerard A. Champi	486	24,567	(1)
Thomas P. Tulaney	568	25,543	(2)
Jeffrey A. Drobins	404	18,168	(3)
Timothy H. Kirtley	441	19,832	(4)
James M. Bone, Jr., CPA	283	14,306	(5)
John R. Anderson III	446	20,057	(6)
(1)	Mr. Champi’s vested shares consist of installments of time-vested restricted stock awards: 486 shares from his 2024 award. The value of the vested shares is based on the closing price of $50.55 per share of our common stock on the vesting date, May 15, 2025.
(2)	Mr. Tulaney’s vested shares consist of installments of time-vested restricted stock awards: 169 shares from his 2022 award, 191 shares from his 2023 award and 208 shares from his 2024 award. The value of the vested shares is based on the closing price of $44.97 per share of our common stock on the vesting date, March 11, 2025.
(3)	Mr. Drobins’ vested shares consist of installments of time-vested restricted stock awards: 111 shares from his 2022 award, 138 shares from his 2023 award and 155 shares from his 2024 award. The value of the vested shares is based on the closing price of $44.97 per share of our common stock on the vesting date, March 11, 2025.
(4)	Mr. Kirtley’s vested shares consist of installments of time-vested restricted stock awards: 131 shares from his 2022 award, 146 shares from his 2023 award and 164 shares from his 2024 award. The value of the vested shares is based on the closing price of $44.97 per share of our common stock on the vesting date, March 11, 2025.
(5)	Mr. Bones’ vested shares consist of installments of time-vested restricted stock awards: 283 shares from his 2024 award. The value of the vested shares is based on the closing price of $50.55 per share of our common stock on the vesting date, May 15, 2025.
(6)	Mr. Anderson’s vested shares consist of installments of time-vested awards: 131 shares from his 2022 award, 148 shares from his 2023 award and 167 shares from his 2024 award. The value of the vested shares is based on the closing price of $44.97 per share of our common stock on the vesting date, March 11, 2025.

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Stock Vested - Performance

The following table sets forth information concerning performance-vested restricted stock units that vested during the fiscal year ended December 31, 2025.

	Number of	Value
	Shares Acquired	Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
Thomas P. Tulaney	1,880	91,575
Jeffrey A. Drobins	1,348	65,661
Timothy H. Kirtley	1,432	69,753
John R. Anderson III	1,460	71,117
(1)	Based on the closing price of $48.71 per share of our common stock on the vesting date, December 31, 2025.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

		Number of	Present	Payment
		Years of	Value of	During Last
		Credited	Accumulated	Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(2)	($)
Gerard A. Champi	Supplemental Executive Retirement Plan	10	1,144,909	—
Thomas P. Tulaney	Supplemental Executive Retirement Plan	14	1,453,096	—
Jeffrey A. Drobins	Supplemental Executive Retirement Plan	4	45,697	—
Timothy H. Kirtley	Supplemental Executive Retirement Plan	4	98,324	—
James M. Bone, Jr., CPA	Supplemental Executive Retirement Plan	10	605,599	—
John R. Anderson III	Supplemental Executive Retirement Plan	4	139,272	—
John R. Anderson III	Penseco Employees' Pension Plan	18	70,975	—
(1)	Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.
(2)	Reflects the actuarial present value of the NEO’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

The information in the foregoing table for Mr. Anderson includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in the Penseco Employees’ Pension Plan. The plan provides for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the preparation of the Company’s financial statements. Mr. Anderson participates in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008 and receives only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Champi is eligible to earn a lump sum payment commencing six (6) months following his retirement at age 65. Mr. Champi may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Champi reaching age 65.

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Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years. Mr. Tulaney may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

Under his SERP arrangement, Mr. Drobins is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 60 and continuing for 10 years. Mr. Drobins may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Drobins reaching age 60.

Under his SERP arrangement, Mr. Kirtley is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Kirtley may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Kirtley reaching age 65.

Under his SERP arrangement, Mr. Bone is eligible to earn a lump sum payment commencing six (6) months following his retirement at age 65. Mr. Bone may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Bone reaching age 65.

Under his SERP arrangement, Mr. Anderson is eligible to earn a benefit of $50,000 per year commencing upon his retirement at age 65 and continuing for ten years. Mr. Anderson may receive lesser or equal benefits upon a qualifying termination of employment that occurs prior to Mr. Anderson reaching age 65.

Potential Post-Termination Benefits

Payments Made Upon Termination of Employment. The following chart summarizes the total benefits payable to the NEOs upon a termination of employment, assuming that the termination occurred on December 31, 2025 and based on a closing price of $48.71 per share of our common stock on December 31, 2025:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Gerard A. Champi	$2,442,966	$2,442,966	$3,327,840
Thomas P. Tulaney	$2,847,167	$2,847,167	$3,469,938
Jeffrey A. Drobins	$515,916	$515,916	$1,869,156
Timothy H. Kirtley	$533,570	$533,570	$1,443,078
James M. Bone, Jr., CPA	$1,439,442	$1,439,442	$1,965,093
John R. Anderson III	$584,612	$584,612	$1,349,319

Payments Made Upon Termination for Cause. Under the employment agreements with Mr. Champi, Mr. Tulaney, Mr. Kirtley, and Mr. Bone, we may terminate their employment for cause (as defined in the agreement) at any time.

Payments Made Upon Termination Without Cause or For Good Reason.

Gerard A. Champi – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Champi with good reason (as defined in his employment agreement), he will receive a total severance payment equal to two years base salary at the highest rate in effect during the twelve (12) month period immediately preceding his last day of employment plus the average cash award paid to him over the last three preceding years from the Executive Incentive Plan (unless Mr. Champi is employed for less than three years, in which case the amount to be paid is the average during the period he was employed by Peoples). In addition, Mr. Champi would receive continuation of medical benefits at terms no less favorable than the health and medical benefits in effect on the date of termination of his employment and including any dependents being covered by him on the date of his termination who remain eligible for medical benefits under the terms for the duration of the severance period.

If the Company terminated Mr. Champi’s employment without cause or he resigned with good reason on December 31, 2025, the cash severance payment due under his employment agreement (based solely on

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Mr. Champi’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $1,226,500. In addition, Mr. Champi would have received payment of health insurance premiums valued at $71,557 and, upon termination by the Company without cause or any voluntary termination by Mr. Champi (including for good reason), $1,144,909 lump sum under his SERP.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Tulaney, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Tulaney’s employment without cause or he resigned with good reason on December 31, 2025, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $501,499. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $53,667 and, upon termination by the Company without cause or any voluntary termination by Mr. Tulaney (including for good reason), $114,600 per year, payable in monthly installments for twenty years, under his SERP. The Tulaney Employment Agreement provides that payment of severance is contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Jeffrey A. Drobins – Pursuant to the terms of the Change in Control Severance Plan, upon a Qualifying Termination (as defined in Change in Control Severance Plan), we are obligated to, among other things, make continued payments to Mr. Drobins, commencing within 60 days following the effective date of the Qualifying Termination, of Mr. Drobins’ base salary, for a period of 12 months following such Qualifying Termination, and pay a pro-rata bonus under the Annual Bonus Plan for the year of the Qualifying Termination paid in such amount that would have otherwise been paid absent the Qualifying Termination. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Drobins, his spouse and dependents for a period of 12 months following termination. Mr. Drobins’ then current base salary and annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses, would have been $420,818. In addition, Mr. Drobins would have received payment of health insurance premiums valued at $33,318. In addition, upon termination by the Company without cause, Mr. Drobins would have received $6,178 per year, payable in monthly installments for ten years, under his SERP.

Timothy H. Kirtley – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Kirtley with good reason (as defined in his employment agreement), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Kirtley, his spouse and dependents for a period of 18 months following termination. If the Company terminated Mr. Kirtley’s employment without cause or he resigned with good reason on December 31, 2025, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then-current salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $345,289. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $62,471. Payment of severance under the Kirtley Employment Agreement is contingent upon Mr. Kirtley’s execution and delivery of a release agreement to the Company and the Bank. In addition, upon termination by the Company without cause, Mr. Kirtley would have received $12,581 per year, payable in monthly installments for ten years, under his SERP.

James M. Bone, Jr., CPA – Pursuant to the terms of his employment agreement, upon termination by the Company without cause (as defined in his employment agreement) or voluntary termination by Mr. Bone with

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good reason (as defined in his employment agreement), he will receive a total severance payment equal to two years base salary at the highest rate in effect during the twelve (12) month period immediately preceding his last day of employment plus the average cash award paid to him over the last three preceding years from the Executive Incentive Plan (unless Mr. Bone is employed for less than three years, in which case the amount to be paid is the average during the period he was employed by Peoples). In addition, Mr. Bone would receive continuation of medical benefits at terms no less favorable than the health and medical benefits in effect on the date of termination of his employment and including any dependents being covered by him on the date of his termination who remain eligible for medical benefits under the terms for the duration of the severance period.

If the Company terminated Mr. Bone’s employment without cause or he resigned with good reason on December 31, 2025, the cash severance payment due under his employment agreement (based solely on Mr. Bone’s then-current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $760,500. In addition, Mr. Bone would have received payment of health insurance premiums valued at $73,343 and, upon termination by the Company without cause or any voluntary termination by Mr. Bone (including for good reason), $605,599 lump sum under his SERP.

John R. Anderson III – Pursuant to the terms of his severance agreement, upon termination by the Company without cause (as defined in his severance agreement) or voluntary termination by Mr. Anderson with good reason (as defined in his severance agreement), Mr. Anderson will be entitled to receive, for a period of 12 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the three fiscal years ending before his date of termination, monthly COBRA reimbursement premium payments for up to 12 months and up to $20,000 for executive outplacement assistance. If the Company terminated Mr. Anderson’s employment without cause or he resigned with good reason on December 31, 2025, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $347,725, COBRA premiums valued at $41,647 and outplacement benefits of up to $20,000. In lieu of the foregoing benefits, if Mr. Anderson is terminated without cause or resigns for good reason within 24 months of the closing date of the FNCB merger, Mr. Anderson will be entitled to receive, for a period of 24 months following such termination, monthly payments equal to the sum of 1/12th of Mr. Anderson’s base salary at the time of termination plus 1/12th of the average annual bonus paid to Mr. Anderson in the three fiscal years ending before his date of termination, COBRA continuation premium payments for up to 18 months and up to $20,000 for executive outplacement assistance. In addition, upon termination by the Company without cause, Mr. Anderson would have received $17,524 per year, payable in monthly installments for ten years, under his SERP.

Payments Made Upon Disability or Death. The employment agreements with Messrs. Champi, Tulaney, Kirtley and Bone provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

If Mr. Champi’s employment terminated December 31, 2025 due to his death or disability, under his SERP he or his estate would be entitled to receive $1,144,909. In addition, if terminated due to death or disability, Mr. Champi or his estate would have received accelerated vesting of $104,385 in PRSUs If terminated due to death, Mr. Champi’s estate would have received $100,000 in life insurance benefits under a BOLI split-dollar arrangement, in addition to any benefit under the group life insurance plan maintained for employees generally.

If Mr. Tulaney’s employment terminated December 31, 2025 due to his death or disability, under his SERP he or his estate would be entitled to receive $114,600 per year, payable in monthly installments for twenty years. In addition, if terminated due to death or disability, Mr. Tulaney or his estate would have received accelerated vesting of $128,789 in PRSU. If terminated due to death or disability, Mr. Tulaney’s estate would have been entitled to $100,000 in life insurance benefits under a BOLI split-dollar arrangement, in addition to any benefit under the group life insurance plan maintained for employees generally.

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If Mr. Drobins’ employment terminated December 31, 2025 due to his death or disability, under his SERP he or his estate would be entitled to receive, respectively, $50,000 per year or $6,178 per year, in either case payable in monthly installments for ten years. If Mr. Drobins’ employment terminated December 31, 2025, in addition, he or his estate would have received accelerated vesting of $96,348 in PRSUs, if terminated due to death or disability.

If Mr. Kirtley’s employment terminated December 31, 2025 due to his death or disability, under his SERP he or his estate would be entitled to receive, respectively, $50,000 per year or $12,581 per year, in either case payable in monthly installments for ten years. If Mr. Kirtley’s employment terminated December 31, 2025 he or his estate would have received accelerated vesting of $84,025 in PRSUs, if terminated due to death or disability.

If Mr. Bone’s employment terminated December 31, 2025 due to his death or disability, under his SERP he or his estate would be entitled to receive $605,599. In addition, if terminated due to death or disability, Mr. Bone or his estate would have received accelerated vesting of $48,077 in PRSUs. If terminated due to death, Mr. Bone’s estate would have been entitled to $100,000 in life insurance benefits under a BOLI split-dollar arrangement, in addition to any benefit under the group life insurance plan maintained for employees generally.

If Mr. Anderson’s employment terminated December 31, 2025 due to his death or disability, under his SERP he or his estate would be entitled to receive, respectively, $50,000 per year or $17,524 per year, in either case payable in monthly installments for ten years. If Mr. Anderson’s employment terminated December 31, 2025, he or his estate would have received accelerated vesting of $86,899 in PRSUs, if terminated due to death or disability.

Payments Made Upon a Change in Control. In accordance with the terms of their employment, separation or severance agreements, as applicable, our NEOs are entitled to the following payments upon termination in connection with a change of control:

Gerard A. Champi – Pursuant to the terms of his employment agreement, if we terminate Mr. Champi without cause or Mr. Champi terminates for good reason within 12 months of a change in control, he will receive cash compensation equal to 2.99 years base salary at the highest rate in effect during the twelve (12) month period immediately preceding his last day of employment plus the average cash award paid to him over the last three years from the Executive Incentive Plan (the “Change in Control Payment”) (if Mr. Champ is employed for less than three years, the average cash award to be paid is the average during the period he was employed by Peoples). During the period that Mr. Champi is receiving severance payments and so long as Peoples is permitted pursuant to regulatory provisions, Mr. Champi would receive continuation of medical benefits at terms no less favorable than the health and medical benefits in effect on the date of termination of his employment and including any dependents being covered by him on the date of his termination who remain eligible for medical benefits under the terms of Peoples’ medical plan. If Mr. Champi was terminated without cause or resigned for good reason on December 31, 2025 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Champi’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $1,777,930 and $1,144,909 in a lump sum under his SERP. In addition, Mr. Champi would have received payment of health insurance premiums valued at $107,335. In addition, he would have received accelerated vesting of $193,281 in RSUs and $104,385 in PRSUs. For purposes of calculating accelerated vesting of PRSUs upon a change of control, based on performance through December 31, 2025, it is assumed that PRSUs would be earned at target.

Thomas P. Tulaney – Pursuant to the terms of his employment agreement, if we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of his base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable reimbursement otherwise payable for COBRA continuation coverage for Mr. Tulaney, his spouse and any dependents for a period of 24 months following termination. If Mr. Tulaney was terminated without cause or resigned for good reason on

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December 31, 2025 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $895,662. In addition, Mr. Tulaney would have received payment of health insurance premiums valued at $71,557, accelerated vesting of $21,700 in restricted stock and accelerated vesting of $68,684 in RSUs, and $114,600 per year, payable in monthly installments for twenty years, under his SERP. For purposes of calculating accelerated vesting of PRSUs upon a change of control, based on performance through December 31, 2025, it is assumed that PRSUs would be earned at target.

Jeffrey A. Drobins – Pursuant to the terms of the Change in Control and Severance Plan, if we terminate Mr. Drobins without cause or Mr. Drobins terminates for good reason within 24 months of a change in control, he will receive, a lump sum cash severance amount to be paid within 60 days following the effective date of the Qualifying Termination equal to the sum of 24 months of his Base Salary and two times his target bonus under the Annual Bonus Plan for the year of the Qualifying Termination. Additionally, Mr. Drobins would receive payment or reimbursement by the Company for a period of up to 24 months following such Qualifying Termination of the COBRA premiums for his health coverage (including spouse and dependent coverage) equal to the amount the Company contributed toward the his health coverage immediately prior to the Qualifying Termination. Based solely on Mr. Drobins’ then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses, his change in control severance benefit would have been $775,000, plus and health insurance premiums valued at $66,636 and $10,000 value for executive outplacement assistance. Additionally, he would receive $28,726 payable in monthly installments for ten years, under his SERP. In addition, he would have received accelerated vesting of $21,773 in RSAs, $612,139 in RSUs and $96,348 in PRSUs. For purposes of calculating accelerated vesting of PRSUs upon a change of control, based on performance through December 31, 2025, it is assumed that PRSUs would be earned at target.

Timothy H. Kirtley – Pursuant to the terms of his employment agreement, if we terminate Mr. Kirtley without cause or Mr. Kirtley terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual incentive and bonus payments. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination. If Mr. Kirtley was terminated without cause or resigned for good reason on December 31, 2025 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Kirtley’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $690,579. In addition, Mr. Kirtley would have received payment of health insurance premiums valued at $62,471, accelerated vesting of $22,137 in RSAs, $202,536 in RSUs and $84,025 in PRSUs. Additionally, $38,133 per year, payable in monthly installments for ten years, under his SERP. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2025, it is assumed that PRSUs would be earned at target.

James M. Bone, Jr., CPA – Pursuant to the terms of his employment agreement, if we terminate Mr. Bone without cause or Mr. Bone terminates for good reason within 24 months of a change in control, he will receive cash compensation equal to 2.99 years base salary at the highest rate in effect during the twelve (12) month period immediately preceding his last day of employment plus the average cash award paid to him over the last three years from the Executive Incentive Plan (the “Change in Control Payment”) (if Mr. Bone is employed for less than three years, the average cash award to be paid is the average during the period he was employed by Peoples . During the period that Mr. Bone is receiving severance payments and so long as Peoples is permitted pursuant to regulatory provisions, Mr. Bone would receive continuation of medical benefits at terms no less favorable than the health and medical benefits in effect on the date of termination of his employment and including any dependents being covered by him on the date of his termination who remain eligible for medical benefits under

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the terms of Peoples’ medical plan. If Mr. Bone was terminated without cause or resigned for good reason on December 31, 2025 following a change in control, the cash severance payment due under his employment agreement (based solely on Mr. Bone’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $1,101,060 and $605,599 in a lump sum under his SERP. In addition, Mr. Bone would have received payment of health insurance premiums valued at $110,014. In addition, he would have received accelerated vesting of $100,343 in RSUs and $48,077 in PRSUs. For purposes of calculating accelerated vesting of PRSUs upon a change of control, based on performance through December 31, 2025, it is assumed that PRSUs would be earned at target.

John R. Anderson III – Pursuant to the terms of his severance agreement, if we terminate Mr. Anderson without cause or Mr. Anderson terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of average annual bonus payments paid in the three fiscal years ending before his date of termination. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and any dependents for a period of 18 months following termination and pay up to $20,000 for executive outplacement assistance. If Mr. Anderson was terminated without cause or resigned for good reason on December 31, 2025 following a change in control, the cash severance payment due under his severance agreement (based solely on Mr. Anderson’s then current base salary and average annual incentive and bonus payments, without regard to future adjustments, incentives or bonuses) would have been $695,450. In addition, Mr. Anderson would have received payment of health insurance premiums valued at $62,471, accelerated vesting of $23,576 in RSAs, $42,183 in RSUs and $86,899 in PRSUs. Additionally, payable in monthly installments for ten years, $41,874 under his SERP, and up to $20,000 in outplacement assistance. For purposes of calculating accelerated vesting of RSUs upon a change of control, based on performance through December 31, 2025, it is assumed that RSUs would be earned at target.

Pay Ratio Disclosure

We identified our median employee as of December 31, 2025, using our entire employee population, other than our principal executive officer, and the total base salary or wages, plus bonus, earned by those employees during the 2025 calendar year. We calculated the total compensation of our median employee in the same manner that the total compensation of our principal executive officer is calculated in the summary compensation table, although the median employee’s total compensation consisted solely of salary, bonus and contributions to our 401(k) profit sharing plan. Based on this methodology, the 2025 total compensation of our median employee was $55,120. The 2025 total compensation of our principal executive officer was $1,068,325 and the ratio of the median employee’s total compensation to our principal executive officer’s total compensation for 2025 was 1:19.4.

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Pay Versus Performance Disclosure

The table below shows the following information for the past five fiscal years: (i) “total” compensation for our named executive officers (“NEOs”) for purposes of the “Summary compensation table”; (ii) the “Compensation actually paid” to named executive officers (calculated using rules required by the SEC); (iii) our total shareholder return (“TSR”); (iv) the TSR of the S&P U.S. BMI Banks Index; (v) our net income; and (vi) our return on average tangible common equity. “Compensation actually paid” does not represent the value of cash and shares of the Company’s common stock received by named executive officers during the year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, “Compensation actually paid” amounts below differ from compensation actually received by the individuals.

			Average					Return on
	“Summary		“Summary	Average				average
	compensation	Compensation	compensation	compensation				tangible
	table” total for	actually paid to	table” total for	actually paid to	Company	Peer group	Net income	common
Year	CEO(1)	CEO(2)	other NEOs(1)	other NEOs(2)	TSR(3)	TSR(3)	(in thousands)	equity(4)
2025	$1,068,323	$1,063,216	$703,410	$700,007	161.09	211.47	$59,187	15.14%
2024	$924,318	$710,087	$443,009	$390,799	161.07	164.70	$8,498	2.63%
2023	$927,073	$894,021	$517,313	$490,183	146.59	123.02	$27,380	10.30%
2022	$992,140	$1,002,424	$537,708	$529,093	150.37	112.77	$38,090	14.80%
2021	$1,009,089	$1,201,076	$587,389	$622,866	148.20	135.97	$43,519	12.94%
(1)	The CEO for 2025 was Gerard A. Champi. The CEO for 2021 to 2024 was Craig W. Best. The other named executive officers, or NEOs, for 2025 were: Thomas P. Tulaney, Jeffrey A. Drobins, Timothy H. Kirtley, James M. Bone, Jr., CPA and John R. Anderson III. The other NEOs for 2021 to 2024 were: Thomas P. Tulaney, Neal D. Koplin, Timothy H. Kirtley and John R. Anderson III.
(2)	SEC rules require certain adjustments be made to the “Summary compensation table” totals to determine “compensation actually paid” as reported in the “Pay versus performance table” above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEO):

						Add year-	Change in	Change in	Deduct value
						end value of	value of	value of equity	of equity
						unvested	unvested	awards	awards
			Deduct	Add		equity	equity	granted in	granted in
		“Summary	change in	pension	Deduct	awards	awards	prior years	prior years
		compensation	pension	services	stock	granted in	granted in	which vested in	that failed to	Add
Year	Executive(s)	table” total	value	costs	awards	year	prior years	year	vest	dividends
2025	CEO	$1,068,323	$(112,500)	$112,500	$(162,400)	162,401	(4,802)	(306)	—	—
	Other NEOs	$703,410	$(30,052)	$26,444	$(237,130)	226,351	(1,552)	12,536	—	—
2024	CEO	$924,318	$—	$—	$(49,609)	$63,003	$72,280	$(5,273)	$(299,408)	$4,776
	Other NEOs	$443,009	$(26,637)	$(38,302)	$(21,843)	$27,740	$31,760	$(2,226)	$(24,788)	$2,086
2023	CEO	$927,073	$(6,996)	$—	$(223,175)	$248,711	$(14,394)	$(15,868)	$(24,883)	$3,553
	Other NEOs	$517,313	$(66,964)	$50,329	$(96,684)	$107,737	$(6,206)	$(6,569)	$(10,290)	$1,518
2022	CEO	$992,140	$—	$—	$(217,333)	$235,405	$(4,312)	$(6,823)	$—	$3,347
	Other NEOs	$537,708	$(60,394)	$47,076	$(94,081)	$101,904	$(1,778)	$(2,734)	$—	$1,393
2021	CEO	$1,009,089	$—	$—	$(217,311)	$269,351	$73,039	$63,721	$—	$3,187
	Other NEOs	$587,389	$(111,305)	$70,743	$(89,845)	$111,360	$29,005	$24,260	$—	$1,258

(3)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2020. The peer group TSR represents TSR of the S&P U.S. BMI Banks Index.
(4)	Return on average tangible common equity (ROATCE), a non-GAAP measure, is equal to net income divided by the difference of average stockholders’ equity minus average intangible assets.

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The charts below describe the relationships between “compensation actually paid” to our named executive officers (NEOs), our total shareholder return (TSR), our net income and our return on average tangible common equity (ROATCE) for the last five completed fiscal years.

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Company’s Most Important Financial Performance Measures

The following were the most important financial performance measures, as determined by the Company, that link compensation actually paid to our CEO and other NEOs to the Company’s performance for the most recently completed fiscal year.

Net income	Net loan growth
Non-interest deposit growth	Non-interest income
Asset quality

Each of these financial performance measures has been used in our incentive programs to determine the level of payout. For more information on each of these performance measures, see “2025 Annual Scorecard and Results” beginning on page 59.

2025 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors of the Company during the year ended December 31, 2025.

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)
William E. Aubrey II	77,008	15,474	165	92,647
Sandra L. Bodnyk	64,512	15,474	449	80,435
William G. Bracey	54,504	15,474	—	69,978
Joseph Coccia	48,004	15,474	—	63,478
William P. Conaboy, Esq.	53,504	15,474	—	68,978
Joseph L. DeNaples, Esq.	59,004	15,474	—	74,478
Louis A. DeNaples, Sr.	52,004	15,474	—	67,478
Keith W. Eckel	59,504	15,474	—	74,978
Ronald G. Kukuchka	59,512	15,474	473	75,459
Kathleen McCarthy Lambert, CPA	60,504	15,474	—	75,978
Richard S. Lochen, Jr., CPA	66,012	15,474	144	81,630
Thomas J. Melone, CPA	67,008	15,474	—	82,482
James B. Nicholas	62,512	15,474	—	77,986
Elisa Zúñiga Ramirez	54,894	15,474	—	70,368
Joseph T. Wright, Jr.	62,508	15,474	407	78,389
(1)	The entries in the stock awards column reflect the aggregate grant date fair value of awards of restricted stock, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. See Notes 1 and 17 of the Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2025 for a discussion of the relevant assumptions used to determine the valuation of our stock awards for accounting purposes. Each non-employee director serving as of December 31, 2025 received an award of 297 shares of restricted stock on January 30, 2026, which was fully vested upon grant. The closing price of our common stock on January 30, 2026 was $52.10.
(2)	All other amounts reflect 2025 imputed income on supplemental life insurance split-dollar arrangements.

Each non-employee director receives $2,000 for attendance at each meeting of the board of the Company or the Bank, and $500 for each committee meeting. All non-employee directors receive a cash retainer of $20,000 per year. In addition, all non-employee directors receive an annual stock award having a target value of $15,000,

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based on the average closing price of our common stock during the month of December. The Chairman of the Board receives a retainer of $40,000 per year, and the Audit Committee Chairman receives an additional $417 per month; the Compensation Committee Chairman receives an additional $292 per month; the Nominating and Corporate Governance Committee Chairman receives an additional $250 per month; the Chair of the Bank’s Trust Committee receives an additional $209 per month; the Chair of the Bank’s Asset Liability Management Committee receives an additional $209 per month; the Chair of the Bank’s Asset Quality/Credit Committee receives an additional $209 per month; the Chair of the Information Technology Committee receives an additional $209 per month and the Chair of the ESG Committee received an additional $209 per month from January through May 2025.

We maintain a director supplemental life insurance plan. All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures five directors. The director life insurance benefit of up to $100,000 per participating director is provided through a single premium bank-owned life insurance, or “BOLI,” program, among other reasons, because BOLI is a cost-effective way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. All such loans require the prior approval of our board of directors. None of such loans are, as of the date of this proxy statement, or were at December 31, 2025, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Prior to the consummation of the FNCB merger, Louis A. DeNaples, Sr. and JJS Family Partnership, LP, a partnership controlled by Joseph Coccia, each acquired $1.5 million principal amount of the Company’s Subordinated Notes due 2030. All of the Company’s Subordinated Notes due 2030 were redeemed in full on June 30, 2025. Mr. DeNaples and JJS Family Partnership, LP each received $51,286 in interest on the notes during 2025.

On December 4, 2025, the Bank sold two buildings, five parking lots and a piece of vacant land that were part of FNCB’s former corporate campus located in Dunmore, Pennsylvania to 108 Chestnut Realty, LLC for $3.7 million. Dr. Louis D. DeNaples is the sole member of 108 Chestnut Realty, LLC and the son of Louis A. DeNaples, Sr.

Except for the transactions noted above and deposits with the Bank, there were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons. In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors. All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

Our code of business conduct and ethics, audit committee charter, and loan policy and procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons. Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote. All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2025, directors Aubrey, Bodnyk, Bracey, Conaboy, J. DeNaples, Kukuchka, Lochen, Melone, Nicholas and Wright served as members of our compensation committee. Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries. During 2025, there were no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our Code of Business Conduct and Ethics constitutes a “code of ethics” under the rules of the Exchange Act and is available via our website, ir.psbt.com, at the “Corporate Info – Governance Documents” page.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2025, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her.

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SHAREHOLDER NOMINATIONS AND PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2027 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507, on or after February 21, 2027 and no later than March 23, 2027, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC. In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2027 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 11, 2026. In the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting, any such proposal must be received not later than the close of business on the 5th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23 2027. Any shareholder nomination that fails to comply with the advance notice requirements of our Bylaws or with the requirements set forth in Rule 14a-19 will be disregarded by the Company.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Peoples’ proxy statement pursuant to SEC Rule 14a-8.

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REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2025 Annual Report to Shareholders accompanies this proxy statement. On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on March 2, 2026 the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner. Additionally, our proxy statement, annual report to shareholders and proxy card are available at www.proxyvote.com. Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507, or by calling 570-346-7741.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2025 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders. On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 30 E D Preate Drive, Moosic, Pennsylvania 18507, we will deliver promptly a separate copy of this proxy statement and the accompanying 2025 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY H. KIRTLEY
Corporate Secretary

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Appendix A

PEOPLES FINANCIAL SERVICES CORP.

2023 EQUITY INCENTIVE PLAN

Section 1.Purpose; Definitions. The purposes of the Peoples Financial Services Corp. 2023 Equity Incentive Plan (the “Plan”) are to: (a) enable Peoples Financial Services Corp. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company. Upon the Effective Date, no further awards shall be made under the Prior Plan (as defined below)

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)“Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, federal and state banking law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Cash or Other Stock Based Awards made under this Plan.

(d)“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e)“Board” means the Board of Directors of the Company, as constituted from time to time.

(f)“Cash or Other Stock Based Award” means an award that is granted under Section 10.

(g)“Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(h)“Change in Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(h)(i), Section 1(h)(iii), Section 1(h)(iv) or Section 1(h)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j)“Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

(k)“Director” means a member of the Board.

(l)“Disability” means a condition rendering a Participant Disabled.

(m)“Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)“Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Stock Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(p)“Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(q)“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(r)“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(s)“Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t)“Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(u)“Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

(v)“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(w)“Plan” means the Peoples Financial Services Corp. 2023 Equity Incentive Plan herein set forth, as amended from time to time.

(x)“Prior Plan” means the Peoples Financial Services Corp. 2017 Equity Incentive Plan, as amended.

(y)“Prior Plan Awards” mean awards granted under the Prior Plan.

(z)“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(aa)“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(bb)“Shares” means shares of the Company’s common stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(cc)“Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(dd)“Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.Administration. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and shareholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)determine the type of Award to be granted;

(c)determine the number of Shares, if any, to be covered by each Award;

(d)establish the terms and conditions of each Award;

(e)establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f)approve forms of agreements (including Award Agreements) for use under the Plan;

(g)determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h)accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 11; and

(i)extend the period of time for which an Option or Stock Appreciation Right is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option or Stock Appreciation Right to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option or Stock Appreciation Right.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee, in its discretion, may refer any matter arising hereunder to the Board or other committee designated by the Board, together with its report and recommendation.

To the extent permitted by Applicable Law and the Company’s governing documents, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who may, but need not be, one or more Directors or Non-Employee Directors), including without limitation the authority to grant Awards hereunder. To the extent that the Committee delegates its authority to make Awards hereunder, applicable references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate, but the authority to administer the Plan will otherwise remain with the Committee. The Committee may revoke any such delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

Section 3.Shares Subject to the Plan.

(a)Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c), the maximum number of Shares that may be issued in respect of Awards under the Plan is the sum of: (i) 120,000 Shares, plus (iii) up to 31,696 additional Shares subject to Prior Plan Awards pursuant to Section 3(b) hereof. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. Subject to adjustment as provided in Section 3(c), the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 151,696.

(b)Effect of the Expiration or Termination of Awards. If and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Effective Date, the Shares associated with that Award or Prior Plan Award will become available (or again be available) for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award, or in satisfaction of the exercise price payable upon exercise of an Award or Prior Plan Award, will not become available for grant under the Plan.

(c)Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(d)Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)cancel any Award in exchange for a substitute award;

(v)redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or Stock Appreciation Right ; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)take such other action as the Committee shall determine to be reasonable under the circumstances.

Notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to shareholders in connection with the Change in Control.

Section 4.Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b)Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c)Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

(d)Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 17(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e)Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 6.Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) the exercise price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. Each Stock Appreciation Right shall be evidenced by an Award Agreement in a form that is approved by the Committee. Such Award Agreement shall indicate the price, the term and the vesting schedule for such Award. A Stock Appreciation Right exercise price may never be less than the Fair Market Value of the underlying common stock of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring

(i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

Section 8.Restricted Stock.

(a)Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b)Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of common stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii)While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares unless otherwise provided under the applicable Award Agreement or as determined by the Committee. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, (i) continued employment or service of the recipient or (ii) the attainment of specified individual or corporate performance goals. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.Cash or Other Stock Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, vesting conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board or by the Company’s shareholders in a manner consistent with Treas. Reg. §1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

Section 12.Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining shareholder approval.

Section 13.Conditions Upon Grant of Awards and Issuance of Shares.

(a)The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

Section 14.Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 16.Liability of Company.

(a)Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b)Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that

Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c)Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

Section 17.General Provisions.

(a)The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b)The Awards, and any Shares associated therewith, shall be subject to the Company’s recoupment, stock ownership, securities trading, anti-hedging and other similar policies, as in effect from time to time.

(c)All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

(e)Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 18.Effective Date of Plan. The Plan was adopted by the Board on March 31, 2023 (the “Adoption Date”), subject to approval by the Company’s shareholders.

Section 19.Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 11, the Plan shall terminate on the 10-year anniversary of the Adoption Date, and no Awards under the Plan shall thereafter be granted.

Section 20.Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 21.Section 409A. All Awards are intended to be exempt from or comply with the requirements of Section 409A of the Code (“Section 409A”) and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award. For any Award that is non-qualified deferred compensation subject to Section 409A, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision.

Notwithstanding anything to the contrary in the Plan or an Award, if at the time of a Participant’s separation from service, such Participant is a “specified employee” (within the meaning of Section 409A), then any amounts payable under the Plan on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of the separation from service shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to such amounts. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Section 22.Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

Section 23.Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

SCAN TO
VIEW MATERIALS & VOTE

PEOPLES FINANCIAL SERVICES CORP. 30 E D PREATE DRIVE MOOSIC, PA 18507

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PFIS2026

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87445- P47290 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

PEOPLES FINANCIAL SERVICES CORP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES, AND VOTES FOR THE OTHER PROPOSALS AND 1 YEAR ON PROPOSAL 3.

1.	Election of four directors to our Board of Directors, each to serve until the 2029 Annual Meeting of Shareholders and until his successor has been elected and qualified.

	Nominees:		For	Against	Abstain		For	Against	Abstain

	1a. Sandra L. Bodnyk		◻	◻	◻

5.       Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2026.

Should a director nominee be unable to serve as a director, an event that Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors

This proxy may be revoked at any time before it is voted by delivering (by Internet, telephone or mail) to the secretary of Peoples Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock. In addition, a shareholder may revoke this proxy by voting his or her shares at the virtual annual meeting. Attendance at the virtual annual meeting will not in itself constitute the revocation of a proxy.

The proxies, in their discretion, are further authorized to vote on any matter which the board of directors did not know would be presented at the 2026 Annual Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and on other matters which may properly come before the 2026 Annual Meeting of Shareholders and any adjournments or postponements thereof.

							◻	◻	◻
	1b. Joseph Coccia		◻	◻	◻
	1c. Joseph L. DeNaples, Esquire		◻	◻	◻
	1d. Ronald G. Kukuchka		◻	◻	◻

2.	Proposal to approve, on an advisory basis, the compensation of our named executive officers.		◻	◻	◻

		1 Year	2 Years	3 Years	Abstain

3.	A proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers	◻	◻	◻	◻

			For	Against	Abstain

4.	To Amend the Peoples Financial Services Corp. 2023 Equity Incentive Plan to Increase the Number of Shares that may be issued under the Plan to 300,000 Shares.		◻	◻	◻

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

PEOPLES FINANCIAL SERVICES CORP.

May 22, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V87446-P47290

PEOPLES FINANCIAL SERVICES CORP.

30 E D Preate Drive
Moosic, PA 18507

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Timothy H. Kirtley and Mary Griffin Cummings, Esquire or either of them acting in the absence of the other, each with full power of substitution, as proxies, for and in the name of the undersigned, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on March 2, 2026, the record date for the meeting, at the Annual Meeting of Shareholders to be held at www. virtualshareholdermeeting .com / PFIS2026 on May 22, 2026, at 9:00 A.M., Eastern Time, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED, AND FOR THE OTHER PROPOSALS AND 1 YEAR ON PROPOSAL 3.

The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 10, 2026 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares at the Meeting and any adjournments or postponements thereof.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

(Continued and to be signed on the reverse side)